Filed Pursuant to Rule 424(b)(5)
Registration No. 333-261992

PROSPECTUS SUPPLEMENT
(To prospectus dated January 4, 2022)

$1,000,000,000

FACTSET RESEARCH SYSTEMS INC.
$500,000,000 2.900% SENIOR NOTES DUE 2027
$500,000,000 3.450% SENIOR NOTES DUE 2032

FactSet Research Systems Inc. (“FactSet” or the “Issuer”), a Delaware corporation, is offering $500,000,000 aggregate principal amount of 2.900% Senior Notes due 2027 (the “2027 notes”) and $500,000,000 aggregate principal amount of 3.450% Senior Notes due 2032 (the “2032 notes” and, together with the 2027 notes, the “notes”). The Issuer will pay interest on the notes on March 1 and September 1 of each year, beginning September 1, 2022. The 2027 notes will mature on March 1, 2027 and the 2032 notes will mature on March 1, 2032. The Issuer may redeem each series of notes, in whole or in part, at any time prior to their maturity at the redemption prices described in this prospectus supplement.  See “Description of Notes—Optional Redemption.” If a Change of Control Triggering Event as described in this prospectus supplement under the heading “Description of Notes—Change of Control Triggering Event” occurs, the Issuer may be required to offer to purchase the notes from the holders.

On December 24, 2021, FactSet entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with S&P Global Inc., a New York corporation (the “Seller”), pursuant to which FactSet agreed to acquire the Seller’s CUSIP Global Services division, which is the CUSIP issuance and data licensing business (the “CGS Transaction”).  The net proceeds of this offering, together with the proceeds from borrowings under our New Term Facility (as defined herein) and cash on hand, will be used to finance the CGS Transaction and pay related fees and expenses.  The issuance of the notes offered hereby is not conditioned on the consummation of the CGS Transaction.

If FactSet does not consummate the CGS Transaction on or prior to December 24, 2022 or, if prior to such date, the Asset Purchase Agreement is terminated, then in either case, FactSet must redeem all of the notes at a redemption price equal to 101% of the principal amount of such series of notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. See “Description of Notes—Special Mandatory Redemption.”

The notes will be unsecured unsubordinated obligations of the Issuer and will rank equal in right of payment with all of the Issuer’s other existing and future unsubordinated obligations. The notes will be effectively subordinated to any of the Issuer’s existing and future secured obligations to the extent of the value of the assets securing such obligations.  The notes will be structurally subordinated to all existing and future indebtedness and other obligations of the Issuer’s subsidiaries that do not guarantee the notes.  The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will not be listed on any securities exchange or any automated dealer quotation system and there are currently no markets for the notes.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-15 of this prospectus supplement and in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	Public offering price (1)		Underwriting discount		Proceeds, before expenses, to us (1)
2027 notes	99.829%	$499,145,000	0.600%	$3,000,000	99.229%	$496,145,000
2032 notes	99.606%	$498,030,000	0.650%	$3,250,000	98.956%	$494,780,000

(1)	Plus accrued interest from March 1, 2022, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about March 1, 2022.

Joint Book-Running Managers

BofA Securities	PNC Capital Markets LLC
Co-Manager
HSBC

The date of this prospectus supplement is February 15, 2022.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are currently offering and certain other matters relating to us and our financial condition. The second part, the prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are currently offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. The information in this prospectus supplement supersedes any inconsistent information included in the accompanying prospectus.

Prior to any purchase of notes hereunder, you should read the prospectus, together with the additional information referred to under “Incorporation of Certain Information by Reference.”

We are responsible for the information contained and incorporated by reference in the prospectus and any related free writing prospectus we prepare or authorize. We and the underwriters have not authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained and incorporated by reference in the prospectus and any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission (the “SEC”) is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should not consider any information in the prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the securities being offered hereby. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website (http://www.sec.gov).

You also may request a copy of any document incorporated by reference in this prospectus at no cost by calling us at (203) 810-1000 or writing us at the following address:

FactSet Research Systems Inc.
45 Glover Avenue
Norwalk, Connecticut 06850
Attention: Investor Relations

Our Internet address is http://www.factset.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus.

We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus and any information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC:

(1)	FactSet Research Systems Inc.’s Annual Report on Form 10-K for the fiscal year ended August 31, 2021 (the “Fiscal 2021 10-K”);

(2)	FactSet Research Systems Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2021(the “Q1 2022 10-Q”);

(3)	FactSet Research Systems Inc.’s Current Reports on Form 8-K filed on October 1, 2021, October 4, 2021, December 21, 2021 and December 27, 2021;

(4)
those portions of FactSet Research Systems Inc.’s Definitive Proxy Statement on Schedule 14A, filed on October 29, 2021, incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended August 31, 2021; and

(5)
all documents filed by FactSet Research Systems Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the underlying securities.

Nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is so modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement may contain statements that are forward-looking statements. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “intends,” “projects,” “indicates,” “predicts,” “potential,” or “continue,” and similar expressions.

These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance and anticipated trends in our business. These statements are only predictions based on our current expectations, estimates, forecasts and projections about future events. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. There are many important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the following:

●	the potential loss, corruption or misappropriation of data and information relating to clients and others;

●	the potential of successful prohibited data access and other cyber-attacks and the failure of cyber-security systems and procedures;

●	the risks associated with a prolonged or recurring outage at our data centers and other business continuity disruptions at facilities, which could result in reduced service and the loss of clients;

●	the transition to new technologies, applications and processes which could expose us to unanticipated disruptions;

●
the use of open source software could introduce security vulnerabilities, impose unanticipated restrictions on our ability to commercialize our products and services, and subject us to increased costs;

●	competition in our industry could cause price reductions or loss of market share;

●	the impact of the continued shift from active to passive investing could negatively impact our user count growth and revenue;

●	the impact of a decline in equity and/or fixed income returns on the buying power of investment management clients;

●	uncertainty in the global economy and consolidation in the financial services industry which could cause us to lose clients and users;

●	the impact of volatility in the financial markets may delay the spending patterns of clients and reduce future growth;

●
whether we are able to develop and market new products and enhancements that maintain our technological and competitive position and whether we are able to anticipate and respond to changes in the marketplace for our products and customer demands;

●	whether we are able to identify, integrate, or realize anticipated benefits of acquisitions and strains on resources as a result of growth;

●	our ability to maintain our reputation;

●	our ability to enter into, renew or comply with contracts supplying new and existing data sets or products on competitive terms;

●	the impact that accessibility to free or relatively inexpensive information sources may have on demand for our products;

●	our ability to hire and retain key qualified personnel;

●	the risk that operations outside the United States involve additional requirements and burdens that we may not be able to control or manage successfully;

●	the impact of the current COVID-19 pandemic and other global public health epidemics on our business, our future results of operations and our overall financial performance;

●	potential legislative and regulatory changes in the environments in which we and our clients operate;

●	risks associated with the adverse resolution of litigation or governmental investigations;

●	risks associated with claims by third parties that we infringe upon their intellectual property rights or associated with third parties infringing upon our intellectual property rights;

●	whether we incur additional costs due to tax assessments resulting from ongoing and future audits by tax authorities as well as changes in tax laws;

●	the impact of our exposure to fluctuations in currency exchange rates and the failure of hedging arrangements;

●	whether business performance is sufficient to meet financial guidance and publicly disclosed long-term targets; and

●	risks related to the proposed CGS Transaction.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity, and cash flows, you should read the sections of the documents incorporated herein by reference titled “Risk Factors,” as well as the important factors set forth under the heading “Risk Factors” in this prospectus supplement.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements speak only as of the date they are made, and actual results could differ materially from those anticipated in forward-looking statements. We do not intend, and are under no duty, to update any of these forward-looking statements after the date of this prospectus supplement to reflect actual results, future events or circumstances, or revised expectations. We intend that all forward-looking statements we make will be subject to safe harbor protection of the federal securities laws as found in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

SUMMARY

You should read the following summary together with the more detailed information appearing elsewhere in or incorporated by reference in this prospectus supplement. In this prospectus supplement, references to “FactSet,” the “Company,” “we,” “us,” and “our” refer to the business of FactSet Research Systems Inc. and its subsidiaries on a consolidated basis, unless otherwise stated or the context otherwise requires.
Overview
FactSet is a global financial data and analytics company with open and flexible technology and a purpose to drive the investment community to see more, think bigger, and do their best work. Our strategy is to become the leading open content and financial analytics platform in the industry that delivers differentiated advantage for our clients’ success.
We provide financial data and market intelligence on securities, companies and industries to enable our clients to research investment ideas, as well as offering them the capabilities to analyze, monitor and manage their portfolios. We combine dedicated client service with open and flexible technology offerings, such as a configurable desktop and mobile platform, comprehensive data feeds, cloud-based digital solutions, and application programming interfaces (“APIs”). Our revenue is primarily derived from subscriptions to our products and services such as workstations, portfolio analytics, and market data.
Our Business
We report our financial results of operations in the following three reportable segments: the Americas, EMEA and Asia Pacific. We believe this geographical strategic alignment helps us better manage our resources, target our solutions and interact with our clients. Within each of our segments, we primarily deliver insights and information through our three workflow solutions: Research & Advisory; Analytics & Trading; and Content & Technology (“CTS”).
Our Research & Advisory workflow is designed to personalize and automate vital aspects of the research process, providing idea generation, company and market analysis, presentation building and distribution, and research management. Research offerings focus on providing tools that optimize workflows of portfolio managers, buy and sell side analysts, investments bankers, investment relationship professionals and other clients within our expanding user base.  Our research and advisory solutions also enable our wealth clients to provide support across their entire enterprise, including home office, advisory, and client engagement.
Our Analytics & Trading workflow provides solutions for institutional asset managers and asset owners across the investment portfolio lifecycle, connecting all essential front and middle office investment functions. Fundamental and quantitative research, portfolio construction, order management and trade execution tie into advanced portfolio attribution and performance measurement, risk management, and reporting.
Our CTS workflow focuses on delivering data directly to our clients by leveraging FactSet’s core content and technology. Through CTS, we provide structured data, including market, company and alternative data and customized client facing digital solutions, to clients through a variety of technologies, such as APIs and cloud infrastructures.
FactSet maintains a diversified global customer base that utilizes multiple product offerings, as shown below.

(1)
Percentage of fiscal year 2021 Annual Subscription Value (“ASV”), plus professional services. ASV at any point in time represents our forward-looking revenue for the next 12 months from all subscription services currently being supplied to clients, excluding revenues from professional services.

(2)	Professional Services of $24 million not allocated by geography.

Recent Developments

Proposed CGS Transaction

On December 24, 2021, FactSet and S&P Global Inc., a New York corporation (the “Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which FactSet agreed to acquire the Seller’s CUSIP Global Services division, which is the CUSIP issuance and data licensing business (the “CGS Business” or “CGS”) operated by the Seller on behalf of the American Bankers Association (the “ABA”), for $1,925,000,000 in cash (the “Purchase Price”), subject to a working capital adjustment, plus the assumption by FactSet of certain liabilities of the CGS Business (the “CGS Transaction”). In connection with the Asset Purchase Agreement, FactSet, the Seller and the ABA entered into a Novation Agreement which will become effective at the closing of the CGS Transaction (the “Closing”), pursuant to which the ABA consented to the CGS Transaction and FactSet agreed to assume all of the Seller’s obligations to the ABA under the CGS Business’ license agreement with the ABA.

The consummation of the CGS Transaction is subject to certain customary closing conditions, including the (i) expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (ii) European Commission approval of FactSet as an acceptable acquirer of the CGS Business, and (iii) consummation of the merger between the Seller and IHS Markit Ltd. pursuant to the terms of the Agreement and Plan of Merger dated as of November 29, 2020, by and among such parties and their affiliates (the “Seller Merger Agreement”).  There is no financing condition to the obligations of FactSet to consummate the CGS Transaction.  The issuance of the notes offered hereby is not conditioned on the consummation of the CGS Transaction. However, if the CGS Transaction is not consummated on or prior to December 24, 2022 or, if prior to such date, the Asset Purchase Agreement is terminated, then in either case, we must redeem all of the notes at a redemption price equal to 101% of the principal amount of such series of notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. See “Description of Notes—Special Mandatory Redemption.”

The Asset Purchase Agreement contains certain customary termination rights as well as the right of either FactSet or the Seller to terminate the Asset Purchase Agreement if (i) the Closing has not occurred on or before June 24, 2022 (subject to extension by either party to September 24, 2022 in the event that regulatory approvals remain the only conditions to Closing not satisfied and further extension by either party to December 24, 2022 in the event that regulatory approvals continue to remain the only conditions to Closing not satisfied), (ii) the European Commission determines that FactSet is not an acceptable purchaser of the CGS Business, or (iii) the Seller Merger Agreement is terminated in accordance with its terms prior to the closing of the merger contemplated thereby.

Overview of CGS Business

CGS is operated on behalf of the ABA and manages a database of 60 different data elements uniquely identifying more than 50 million global financial instruments.  For more than 50 years, CGS has been relied upon worldwide as an industry standard provider of reliable reference data, serving as the backbone for security master files among both vendor and user firms. CGS identifiers, including CUSIP, CINS and ISIN (each as defined below), help essential front- and back-office functions run smoothly, enabling custodians and sub-custodians to easily communicate, manage and examine the details of a transaction for accurate and efficient clearance and settlement.  The Committee on Uniform Security Identification Procedures (“CUSIP”) is a 9-character identifier assigned for issuers and their financial instruments in the U.S. and Canada.  The CUSIP International Number System (“CINS”) is a 9-character identifier that uses the same format as CUSIP and is the local identifier of more than 30 markets outside of North America.  The International Securities Identification Number (“ISIN”) is a 12-character global identifier assigned by CGS in its role as National Numbering Agency for the US and as a Substitute Numbering Agency for more than 35 other countries.

FactSet believes that there are strong strategic and financial reasons for the CGS Transaction, including:

●	Furthering FactSet’s commitment to invest in our clients’ content and workflow needs;
●	Enhancing the value proposition of CTS across multiple buy-side and sell-side end markets;
●	The CGS business is highly complementary to FactSet’s data management services and Revere Business Industry Classification System (“RBICS”) solutions;
●	CGS has meaningful presence across middle and back-office workflows and is well positioned to drive FactSet’s penetration into this broad addressable market;
●	Enhancing FactSet’s margin and growth profile;
●	Expanding the scope and scale of CTS; and
●	Strengthening FactSet’s cash flow profile in light of the subscription nature of CGS’s revenue model.

Certain CGS Business Financial Data

Twelve Months Ended September 30,
2021
(In millions)
Statement of Income Data
Revenue	$175.9
Net Income	83.3
EBITDA (a)	108.9

(In millions)
Reconciliation of Net Income to EBITDA
Net Income	$83.3
Taxes	25.6
EBITDA (b)	$108.9

Amounts may not sum due to rounding.

(a)	EBITDA is a non-GAAP financial measure. We define EBITDA as net income, plus interest expense, net, income taxes, depreciation and amortization and non-recurring non-cash expenses.
(b)
CGS’s EBITDA does not include approximately $7 million of anticipated additional, annual shared technology and central support costs the FactSet management believes would be incurred under FactSet ownership, thereby reducing CGS’s EBITDA.  Such estimate is preliminary and subject to change. See “Risk Factors—We may fail to realize the anticipated benefits of the proposed CGS Transaction.”

The data presented above (the “CGS Financial Data”) has been derived from the financial statements of the CGS Business, which were prepared by the Seller and have not been included or incorporated by reference into this prospectus supplement or the prospectus. Our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the CGS Business Financial Data. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this data.

Related Financing Transactions

In connection with the consummation of the proposed CGS Transaction, we expect to obtain (i) a senior unsecured three-year term loan facility in an aggregate principal amount of $1,000,000,000 (the “New Term Facility”) and (ii) a senior unsecured five-year revolving credit facility in an aggregate committed amount of $500,000,000 (the “New Revolving Facility”), which will refinance in full and replace our existing revolving credit facility (the “2019 Revolving Facility”) under our current Credit Agreement dated as of March 29, 2019 (the “2019 Credit Agreement”).  We expect to use the proceeds under the New Term Facility to finance a portion of the consideration for the proposed CGS Transaction and the fees, costs and expenses incurred in connection with the proposed CGS Transaction and the related transactions.  We expect that $250,000,000 of the New Revolving Facility will be drawn at Closing, which we expect to use to repay borrowings under the 2019 Revolving Facility.  The amount and nature of the financing for the proposed CGS Transaction and the related transactions is based on current expectations, and will be determined after the date of this prospectus supplement and may be affected by various factors, such as the aggregate amount of net proceeds obtained from this offering.  See “Description of Other Indebtedness—Proposed New Credit Facilities.”  The issuance of the notes offered hereby is not conditioned on the entering into of, and funding under, the Proposed New Credit Facilities.

Corporate Information

FactSet is a publicly traded Delaware corporation. FactSet’s common stock is dual listed on the NYSE and NASDAQ under the symbol “FDS.” FactSet’s principal executive offices are located at 45 Glover Avenue, Norwalk, Connecticut 06850. Our telephone number is (203) 810-1000, and our website address is http://www.factset.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms of the notes.

Issuer	FactSet Research Systems Inc.
Notes Offered	$500,000,000 aggregate principal amount of 2.900% Senior Notes due 2027.
$500,000,000 aggregate principal amount of 3.450% Senior Notes due 2032.
Maturity Date	March 1, 2027 in the case of the 2027 notes. March 1, 2032 in the case of the 2032 notes.
Interest
Interest on the notes will accrue at a rate of 2.900% per year in the case of the 2027 notes and 3.450% per year in the case of the 2032 notes, payable semi-annually in cash in arrears on March 1 and September 1 of each year, commencing September 1, 2022.

Guarantees	The notes will not be guaranteed by any of the Issuer’s subsidiaries on the issue date.
Ranking
The notes will constitute unsecured unsubordinated obligations of the Issuer. Each will: rank equally in right of payment with all of the Issuer’s existing and future unsecured and unsubordinated debt; rank senior in right of payment to all of the Issuer’s existing and future subordinated debt; be effectively junior to the Issuer’s existing and future secured debt to the extent of the value of the assets securing such debt; and be structurally subordinated to all of the existing and future liabilities of each subsidiary of the Issuer. As of November 30, 2021, on an as adjusted basis to give effect to the notes offered hereby and the incurrence of borrowings under the proposed New Credit Facilities (as defined in “Description of Other Indebtedness) and our use of proceeds to repay the 2019 Revolving Facility (as defined in “Description of Other Indebtedness”), the total outstanding debt of the Issuer, excluding unused commitments made by lenders, would have been $2.25 billion, none of which would have been secured.  As of that date, none of the Company’s material debt would have been subordinated to the notes. See “Capitalization of FactSet Research Systems Inc.”

Special Mandatory Redemption
If the CGS Transaction is not consummated on or prior to December 24, 2022 or, if prior to such date, the Asset Purchase Agreement is terminated, then in either case, we must redeem all of the notes at a redemption price equal to 101% of the principal amount of such series of notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. See “Description of Notes—Special Mandatory Redemption.”

Optional Redemption
Prior to the applicable Par Call Date (as defined herein), the notes of each series will be redeemable at the Issuer’s option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, to but not including, the redemption date, plus an applicable “make-whole” premium. In addition, the Issuer will have the right to redeem the notes of each series on or after the applicable Par Call Date, in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the redeemed notes plus accrued and unpaid interest, if any, to, but not including, the redemption date. See “Description of Notes—Optional Redemption.”

Change of Control
Upon the occurrence of a Change of Control Triggering Event (as defined in this prospectus supplement) with respect to the notes, each holder of such notes will have the right to require the Issuer to repurchase such holder’s notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. See “Description of Notes—Change of Control Triggering Event.”

Certain Covenants
The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our subsidiaries to: grant liens on our assets and enter into sale and leaseback transactions. In addition, the indenture limits the ability of the Issuer to merge, consolidate or sell, convey, transfer or lease our properties and assets substantially as an entirety.

Use of Proceeds
We intend to use the net proceeds from this offering, together with cash on hand and borrowings under our proposed New Term Facility, to finance a portion of the consideration for the proposed CGS Transaction, to repay borrowings under the 2019 Revolving Facility and to pay transaction fees related to the proposed CGS Transaction. See “Use of Proceeds.”

Risk Factors
Investment in the notes involves certain risks. You should carefully consider the information in the section entitled “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement before investing in the notes.

Denomination and Form
We will issue the notes of each series in the form of one or more fully registered book-entry global notes for each series of notes registered in the name of the nominee of The Depository Trust Company (“DTC” or the “Depositary”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary, including accounts maintained by Clearstream or Euroclear, as the case may be, in the Depositary. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of the notes under the Indenture. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Book-Entry, Delivery and Form” in this prospectus supplement.

Trustee	U.S. Bank Trust Company National Association
Governing Law	New York

Conflicts of Interest
Certain of the underwriters or their affiliates may be lenders and/or agents under the 2019 Revolving Facility. At least 5% of the net proceeds of this offering may be directed to one or more of the underwriters (or their affiliates) in their capacities as holders, originators, lenders and/or agents. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are investment grade rated. See “Use of Proceeds” and “Underwriters; Conflicts of Interest.”

Summary Consolidated Financial Data of FactSet Research Systems Inc.

The following table sets forth summary consolidated financial data of FactSet. We derived the summary consolidated statement of income data and summary consolidated statement of cash flows data for the years ended August 31, 2021, 2020 and 2019 and the summary consolidated balance sheet data as of August 31, 2021 and 2020 from the audited consolidated financial statements of FactSet incorporated by reference in this prospectus supplement.

We have derived the summary consolidated statement of income data and summary consolidated statement of cash flows data for each of the three months ended November 30, 2021 and 2020 and the summary consolidated balance sheet data as of November 30, 2021 from the unaudited consolidated financial statements of FactSet incorporated by reference into this prospectus supplement. The results of operations for the three months ended November 30, 2021 are not necessarily indicative of the results for our full fiscal year ending August 31, 2022.

This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” FactSet’s consolidated financial statements and the notes thereto included in the Fiscal 2021 10-K and the Q1 2022 10-Q, each incorporated by reference in this prospectus supplement, and other financial information included or incorporated by reference in this prospectus supplement. Amounts presented below may not sum due to rounding.

	Three Months Ended November 30,		Fiscal Year Ended August 31,
	2021	2020	2021	2020	2019	2018	2017
(In millions)
Statement of Income Data
Revenues	$424.7	$388.2	$1,591.4	$1,494.1	$1,435.4	$1,350.1	$1,221.2
Operating expenses
Cost of services	207.1	188.1	786.4	695.4	663.4	659.3	566.6
Selling, general and administrative	94.9	79.1	331.0	359.0	333.9	324.6	302.5
Operating income	122.7	121.0	474.0	439.7	438.0	366.2	352.1
Other income (expense)
(Loss) gain on sale of business	—	—	—	—	—	—	(1.2)
Interest expense, net	(1.5)	(1.0)	(6.4)	(9.8)	(16.6)	(14.4)	(6.6)
Other (expense) income, net	(1.2)	0.2	—	(2.7)	0.6	—	—
Income before income taxes	119.9	120.2	467.6	427.1	422.0	351.8	344.3
Income tax (expense) benefit	(12.3)	(19.0)	(68.0)	(54.2)	(69.2)	84.8	86.1
Net income	$107.6	$101.2	$399.6	$372.9	$352.8	$267.1	$258.3

	November 30,	August 31,
(In millions)	2021	2021	2020
Balance Sheet Data (at period end):
Cash and cash equivalents	$673.9	$681.9	$585.6
Property, equipment and leasehold improvements, net	122.4	131.4	133.1
Total assets	2,254.4	2,224.9	2,083.4
Total debt	574.6	574.5	574.4
Total equity	1,098.9	1,016.4	896.4

	Three Months Ended November 30,		Fiscal Year Ended August 31,
	2021	2020	2021	2020	2019	2018	2017
(In millions)
Other Financial Data:
Net cash provided by operating activities	$72.9	$89.3	$555.2	$505.8	$427.1	$385.7	$320.5
Net cash used for investing activities	(58.9)	(58.3)	(136.0)	(73.6)	(56.1)	(48.5)	(347.3)
Net cash provided by (used for) financing activities	(16.5)	(56.4)	(322.7)	(218.1)	(214.3)	(320.0)	(8.2)
Capital expenditures	(8.6)	(18.3)	(61.3)	(77.6)	(59.4)	(33.5)	(36.9)
Depreciation and amortization	19.4	15.3	64.5	57.6	60.5	57.3	48.3
EBITDA (1)	140.9	136.6	538.5	511.1	499.1	423.6	399.2

(1)
EBITDA is a non-GAAP measure. We define EBITDA as net income, plus interest expense, net, income taxes, depreciation and amortization and non-recurring non-cash expenses.  EBITDA may be useful for potential purchasers of the notes in assessing our operating performance and our ability to meet our debt service requirements. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP, and EBITDA as presented in this prospectus supplement may not be comparable to similarly titled measures of other companies.

The table below reconciles net income to EBITDA for the periods presented.

	Three Months Ended November 30,		Fiscal Year Ended August 31,
	2021	2020	2021	2020	2019	2018	2017
(In millions)
EBITDA Reconciliation
Net income	$107.6	$101.2	$399.6	$372.9	$352.8	$267.1	$258.3
Interest expense, net	1.5	1.0	6.4	9.8	16.6	14.4	6.6
Income taxes	12.3	19.0	68.0	54.2	69.2	84.8	86.1
Depreciation and amortization	19.4	15.3	64.5	57.6	60.5	57.3	48.3
Non-recurring non-cash expense (1)	—	—	—	16.5	—	—	—
EBITDA	$140.9	$136.6	$538.5	$511.1	$499.1	$423.6	$399.2

(1)	Impairment charge to reflect the estimated fair value of an investment in a company.

RISK FACTORS

An investment in the notes is subject to risks and uncertainties. You should carefully consider the risks described below in addition to the other information contained or incorporated by reference in this prospectus supplement, including risks related to the COVID-19 pandemic and risks included under the heading “Item 1A. Risk Factors” in the Fiscal 2021 10-K, as updated by our subsequent filings with the SEC, including our Q1 2022 10-Q, before deciding whether to purchase the notes. Realization of any of these risks could have a material adverse effect on our business, financial condition, cash flows and results of operations or could materially affect the value or liquidity of the notes and result in the loss of all or part of your investment in the notes.

Risks Relating to the Proposed CGS Transaction

The proposed CGS Transaction may not be completed within the expected timeframe, or at all, and the pendency of the proposed CGS Transaction could adversely affect our business, financial condition, results of operations and cash flows.

Completion of the proposed CGS Transaction is subject to the satisfaction (or waiver) of a number of conditions, many of which are beyond our control and may prevent, delay or otherwise negatively affect its completion. Such conditions include, among others, (i) expiration or termination of any required waiting periods under the HSR Act, (ii) European Commission approval of FactSet as an acceptable acquirer of the CGS Business, and (iii) consummation of the merger between the Seller and IHS Markit Ltd. pursuant to the terms of the Seller Merger Agreement.  In addition, the Asset Purchase Agreement contains certain termination rights for both FactSet and the Seller, including in the event (i) the Closing has not occurred on or before June 24, 2022 (subject to extension by either party to September 24, 2022 in the event that regulatory approvals remain the only conditions to Closing not satisfied and further extension by either party to December 24, 2022 in the event that regulatory approvals continue to remain the only conditions to Closing not satisfied), (ii) the European Commission determines that FactSet is not an acceptable purchaser of the CGS Business, or (iii) the Seller Merger Agreement is terminated in accordance with its terms prior to the closing of the merger contemplated thereby.  The conditions to the closing of the CGS Transaction may not be satisfied and the Asset Purchase Agreement could be terminated. In addition, satisfying the conditions to the CGS Transaction may take longer, and could cost more, than we and the Seller expect; in particular, we could be required to divest certain assets in order to obtain consents that may be required under the HSR Act or any other applicable regulatory laws. The occurrence of any of these events individually or in combination may adversely affect the benefits we expect to achieve from the CGS Transaction and adversely affect our business, financial condition, results of operations and cash flows. In addition, if the CGS Transaction does not close, the attention of our management will have been diverted to the CGS Transaction, rather than our operations and pursuit of other opportunities. Failure to complete the proposed CGS Transaction would, and any delay in completing the proposed CGS Transaction could, prevent us from realizing the anticipated benefits from the proposed CGS Transaction. Additionally, if we fail to close the proposed CGS Transaction and are otherwise in breach of our obligations, we could be liable for damages.

We may fail to realize the anticipated benefits of the proposed CGS Transaction.

The success of the proposed CGS Transaction will depend on, among other things, our ability to incorporate the CGS Business into our business in a manner that enhances our value proposition to clients and facilitates other growth opportunities.  We must successfully include the CGS Business within our business in a manner that permits these growth opportunities to be realized.  In addition, we must achieve the growth opportunities without adversely affecting current revenues and investments in other future growth.  If we are not able to successfully achieve these objectives, the anticipated benefits of the proposed CGS Transaction may not be realized fully, if at all, or may take longer to realize than expected.  Additionally, management may face challenges in incorporating certain elements and functions of the CGS Business with the FactSet business, and this process may result in additional and unforeseen expenses.  The proposed CGS Transaction may also disrupt the CGS Business’s and FactSet’s congoing business or cause inconsistencies in standards, controls, procedures and policies that adversely affect our relationships with third party partners, employees, suppliers, customers and others with whom the CGS Business and FactSet have business or other dealings or limit our ability to achieve the anticipated benefits of the proposed CGS Transaction.  If we are not able to successfully add the CGS Business to the existing FactSet business in an efficient, effective and timely manner, anticipated benefits, including the opportunities for growth we expect from the proposed CGS Transaction, may not be realized fully, if at all, or may take longer to realize than expected, and our cash flow and financial condition may be negatively affected.

We will incur significant transaction costs in connection with the proposed CGS Transaction.

We have incurred and expect to incur a number of non-recurring costs associated with the proposed CGS Transaction, which could exceed the amounts currently estimated.  These costs and expenses include financial advisory, legal, accounting, consulting and other advisory fees and expenses, filing fees and other related charges.  Some of these costs are payable by FactSet regardless of whether the proposed CGS Transaction is completed.  There is also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the proposed CGS Transaction.  While we have assumed that a certain level of expenses would be incurred in connection with the proposed CGS Transaction and the other transactions contemplated by the Asset Purchase Agreement, there are many factors beyond our control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the proposed CGS Transaction that the we may not recoup.  These costs and expenses could reduce the benefits and additional income we expect to achieve from the proposed CGS Transaction.  Although we expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

We are not providing pro forma financial statements reflecting the impact of the proposed CGS Transaction on our historical operating results.

We do not expect to file a Current Report on Form 8-K with financial information for the CGS Business and pro forma financial statement information and, as a result, we are not including any pro forma financial statement information in this prospectus supplement. As a result, investors will be required to determine whether to participate in this offering without the benefit of the pro forma financial statement information.

It is possible that our experience in operating the CGS Business will require us to adjust our expectations regarding the impact of the proposed CGS Transaction on our operating results.

Third parties may terminate or alter existing contracts or relationships with FactSet or the CGS Business.

The CGS Business has contracts with customers, licensors and other business partners which may require the CGS Business to obtain consent from these other parties in connection with the proposed CGS Transaction.  If these consents cannot be obtained, the CGS Business may suffer a loss of potential future revenue and may lose rights that are material to the CGS Business.  In addition, third parties with which we or the CGS Business currently have relationships may terminate or otherwise reduce the scope of their relationships with either or both parties in anticipation of the proposed CGS Transaction, or with us following the proposed CGS Transaction.  Any such disruptions could limit our ability to achieve the anticipated benefits of the proposed CGS Transaction.  The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the proposed CGS Transaction or the termination of the Asset Purchase Agreement.

FactSet and the CGS Business may have difficulty attracting, motivating and retaining key personnel and other employees in light of the CGS Transaction.

The CGS Business’s success after the CGS Transaction will depend in part on its ability to attract and retain key personnel and other employees. Prior to and following the CGS Transaction, FactSet and the CGS Business may lose key personnel or may be unable to attract, retain and motivate qualified individuals, or the associated costs may increase. If the CGS Business cannot retain employees of the CGS Business because of uncertainty relating to the CGS Transaction or the difficulty of integration or for any other reason, the CGS Business’s ability to realize the anticipated benefits of the CGS Transaction could be reduced, and it may have a material adverse impact on the business and operations of the CGS Business.

Risks Relating to this Offering

Our indebtedness may impair our financial condition and prevent us from fulfilling our obligations under the notes and our other debt instruments.

As of November 30, 2021, on an as adjusted basis to give effect to the notes offered hereby, the incurrence of borrowings under the New Credit Facilities in connection with the proposed CGS Transaction and the repayment of the 2019 Revolving Facility, the total outstanding debt of FactSet would have been $2.25 billion, none of which would have been secured, and we would have had approximately $250 million of unused commitments under the New Revolving Facility and $399 million of cash and cash equivalents. See “Capitalization of FactSet Research Systems Inc.”

Our indebtedness could have important consequences to investors, including:

●	making it more difficult for FactSet to satisfy its obligations with respect to the notes;

●	limiting our ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy and other purposes;

●
requiring us to dedicate a substantial portion of our cash flow from operations to pay interest on our debt and scheduled amortization on the New Term Facility, which would reduce availability of our cash flow to fund working capital, capital expenditures, acquisitions, execution of our strategy and other general corporate purposes;

●
making us more vulnerable to adverse changes in general economic, industry and government regulations and in our business by limiting our flexibility in planning for, and making it more difficult for us to react quickly to, changing conditions;

●	placing us at a competitive disadvantage compared with those of our competitors that have less debt; and

●
exposing us to risks inherent in interest rate fluctuations because some of our borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in market interest rates.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.

Despite current indebtedness levels, we may still incur more debt. The incurrence of additional debt could further exacerbate the risks associated with our indebtedness.

Subject to certain limitations, the 2019 Credit Agreement permits, and the indenture governing the notes offered hereby will permit, us and our subsidiaries to incur additional debt. We expect that the proposed New Credit Agreement will also permit us and our subsidiaries to incur additional debt, subject to certain limitations. If new debt is added to our or any such subsidiary’s current debt levels, the risks described above in the previous risk factor could intensify.

We may be required to redeem all of the notes on a special redemption date at a redemption price equal to 101% of the aggregate principal amount of such series of notes being redeemed, and, as a result, holders of each series of notes subject to the special mandatory redemption may not obtain their expected return on their notes of such series.

FactSet may not consummate the CGS Transaction within the time frame specified under “Description the Notes—Special Mandatory Redemption.” Our ability to consummate the CGS Transaction is subject to various closing conditions, including regulatory approval and other matters over which we have limited or no control. If the CGS Transaction is not consummated on or prior to December 24, 2022 or, if prior to such date, the Asset Purchase Agreement is terminated, then FactSet will be required to redeem all of the notes at a special mandatory redemption price equal to 101% of the principal amount of such series of notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we redeem such series of notes pursuant to the special mandatory redemption provisions, you may not obtain your expected return on notes of such series and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. In addition, as a result of the special mandatory redemption provisions, the trading prices of each series of notes subject to the special mandatory redemption may not reflect the financial results of FactSet’s business or macroeconomic factors. Holders of such series of notes will have no rights under the special mandatory redemption provisions if the CGS Transaction closes, nor will they have any right to require us to repurchase their notes of such series if, between the closing of this offering and the completion of the CGS Transaction, FactSet or the CGS Business experience any changes in their respective business or financial condition, or if the terms of the Asset Purchase Agreement change. For a description of the special mandatory redemption provisions, see “Description of Notes—Special Mandatory Redemption” in this prospectus supplement.

We are not obligated to place the net proceeds of this offering into escrow pending the completion of the CGS Transaction, or to provide holders of the notes any security interest in the proceeds, and consequently the net proceeds may not be available in the event the special mandatory redemption is triggered, and investors may be at greater risk of loss than if such funds were placed into escrow.

FactSet is not required to deposit the net proceeds of this notes offering into an escrow account with financial or trust institutions or to grant any security interest in the net proceeds of this notes offering to the holders of the notes or the trustee. As a result, the net proceeds may be subject to a greater risk of loss than if they were deposited into escrow, which may jeopardize FactSet’s ability to fund a portion of the consideration for the CGS Transaction or to fund the special mandatory redemption in the event the Asset Purchase Agreement is terminated or the CGS Transaction otherwise does not close on or prior to December 24, 2022. Accordingly, FactSet will need to fund a portion of the consideration for the CGS Transaction or the special mandatory redemption using proceeds that FactSet has voluntarily retained or from other sources of liquidity. In the event of a special mandatory redemption, we may not have sufficient funds to purchase any or all of the notes.

The restrictive covenants in our existing and expected future debt may affect our ability to operate our business successfully.

The 2019 Credit Agreement contains, the New Credit Agreement is expected to contain, and our future debt instruments may contain, various provisions that limit our ability to, among other things: incur liens; incur additional indebtedness, guarantees or other contingent obligations; enter into sale and leaseback transactions; engage in mergers and consolidations; make investments and acquisitions; change the nature of our business; and make sales, transfers and other dispositions of property and assets. The indenture governing the notes offered hereby also contains various provisions that limit our ability to, among other things: incur liens; enter into sale and leaseback transactions; engage in mergers and consolidations; and make sales, transfers and other dispositions of property and assets. These covenants could adversely affect our ability to finance our future operations or capital needs and pursue available business opportunities.

In addition, the 2019 Credit Agreement requires us, and we expect that the proposed New Credit Agreement will require us, to maintain specified financial ratios and satisfy certain financial condition tests. Events beyond our control, including changes in general economic and business conditions, may affect our ability to meet those financial ratios and financial condition tests. We cannot assure you that we will meet those tests or that the lenders will waive any failure to meet those tests. A breach of any of these covenants or any other restrictive covenants contained in the definitive documentation governing our indebtedness would result in a default or an event of default. If an event of default in respect of any of our indebtedness occurs, the holders of the affected indebtedness could declare all amounts outstanding, together with accrued interest, to be immediately due and payable, which, in turn, could cause the default and acceleration of the maturity of our other indebtedness. We expect we will be permitted to incur substantial amounts of secured debt under the covenants in the indenture governing the notes offered hereby and the New Credit Facilities. If, upon an acceleration, we were unable to pay amounts owed in respect of any such indebtedness secured by liens on our assets, then the lenders of such indebtedness could proceed against the collateral pledged to them. In such an event, we cannot assure you that we would have sufficient assets to pay amounts due on the notes. As a result, you may receive less than the full amount you would otherwise be entitled to receive on the notes. See “Description of Other Indebtedness” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “Note 13. Debt” of the notes to consolidated financial statements included in our Fiscal 2021 10-K, incorporated by reference in this prospectus supplement, for additional information.

Our credit ratings may not reflect the risks of investing in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due.  Consequently, real or anticipated changes in our credit ratings will generally affect the market price of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

The notes will be unsecured and effectively subordinated to the Issuer’s future secured debt.

The notes will not be secured by any of the assets of the Issuer. If the Issuer becomes insolvent or is liquidated, or if payment under any instrument governing its secured debt is accelerated, the creditors under those instruments will be entitled to exercise the remedies available to a secured creditor under applicable law and pursuant to the instruments governing such debt. Accordingly, the creditors under the Issuer’s secured indebtedness will have a priority claim on the Issuer’s assets securing the debt owed to them. In that event, because the notes will not be secured by any of the Issuer’s assets or the assets of its subsidiaries, it is possible that their remaining assets might be insufficient to satisfy your claims in full. The Issuer will be permitted to incur substantial amounts of secured debt in the future without securing the notes under the terms of the indenture. See “Description of Notes—Certain Covenants—Limitation on Liens.”

The notes will be structurally subordinated to all indebtedness and other liabilities of the Issuer’s subsidiaries.

The Issuer’s obligations under the notes will not be guaranteed by any of its subsidiaries. You will not have any claim as a creditor against the Issuer’s subsidiaries that are not guarantors, and the existing and future indebtedness and other liabilities, including trade payables, whether secured or unsecured, of subsidiaries of the Issuer will be structurally senior to any claim you may have against the Issuer’s subsidiaries relating to the notes. In the event of a bankruptcy, liquidation, reorganization or other winding up of the Issuer’s subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to the Issuer.

Our subsidiaries represented approximately 35% of our consolidated revenue for the fiscal year ended August 31, 2021 and 35% of our consolidated revenue for the three months ended November 30, 2021. In addition, these subsidiaries represented approximately 41% of our net property, equipment and leasehold improvements as of November 30, 2021 and had no outstanding indebtedness (excluding intercompany indebtedness) as of such date. The CGS Business will be acquired directly by, and will be part of, the Issuer and not a subsidiary of the Issuer.

The Issuer may not have the funds to purchase the notes tendered in connection with a change of control offer as required by the indenture governing the notes.

Upon the occurrence of a Change of Control Triggering Event, as defined in the indenture, with respect to a series of notes, subject to certain conditions, the Issuer is required to offer to repurchase all outstanding notes of such series at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. The source of funds for that purchase of notes will be our available cash or cash generated from our subsidiaries’ operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from those sources will be available at the time of any Change of Control Triggering Event to make required repurchases of notes tendered. Certain of our other debt instruments contain similar repurchase provisions. In addition, the terms of the 2019 Credit Agreement provide, and we expect that the proposed New Credit Agreement will provide, that certain change of control events constitute an event of default thereunder. Our future debt agreements may contain similar provisions and restrictions on our ability to repurchase notes. If the holders with respect to a series of notes exercise their right to require the Issuer to repurchase notes of such series on a Change of Control Triggering Event, the financial effect of this repurchase could cause a default under our other debt, even if the Change of Control Triggering Event itself would not cause a default. Accordingly, it is possible that the Issuer will not have sufficient funds at the time of the Change of Control Triggering Event to make the required repurchase of our other debt and the notes or that restrictions in other indebtedness will not allow such repurchases. In addition, certain corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” under the indenture. See “Description of Notes—Change of Control Triggering Event.”

Certain of our borrowings and other obligations are based upon variable rates of interest, which could result in higher expense in the event of increases in interest rates.

The terms of the 2019 Revolving Facility allow us to elect to accrue interest according to the alternate base rate or LIBOR, in each case plus an applicable margin. As a result, as of November 30, 2021, all of our indebtedness under the 2019 Revolving Facility had an interest rate that varies depending on either the alternate base rate or LIBOR. To mitigate this exposure, on March 5, 2020, we entered into an interest rate swap agreement with a notional amount of $287.5 million to hedge the variable interest rate obligation on a portion of our outstanding balance under the 2019 Revolving Facility. However, as the interest rate swap agreement covers only a portion of our outstanding balance under the 2019 Revolving Facility, a substantial portion of our outstanding balance under the 2019 Revolving Facility continues to be exposed to interest rate volatility due to changes in the alternate base rate or LIBOR. An increase in the alternate base rate or LIBOR would increase our interest payment obligations under the 2019 Revolving Facility and could have a negative effect on our cash flow and financial condition.

We expect the New Credit Agreement will provide that (i) loans denominated in U.S. dollars, at our option, will bear interest at either one-month Term SOFR (with a 10 basis points credit spread adjustment and subject to a “zero” floor), Daily Simple SOFR (with a 10 basis points credit spread adjustment and subject to a “zero” floor) or an alternate base rate, (ii) loans denominated in Pounds Sterling will bear interest at Daily Simple SONIA (subject to a “zero” floor) and (iii) loans denominated in Euros will bear interest at EURIBOR (subject to a “zero” floor), in each case, plus an applicable interest rate margin. An increase in the alternate base rate, Term SOFR, Daily Simple SOFR, SONIA or EURIBOR would increase our interest payment obligations under the New Credit Facilities and could have a negative effect on our cash flow and financial condition.

There is no established trading market for either series of notes, which may make it difficult for you to sell or pledge your notes.

There is no existing trading market for either series of notes. We cannot assure you that an active trading market will develop for either series of notes or, if such a market does develop, be maintained. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation systems. If no active trading markets develop, you may not be able to resell your notes at their fair market value or at all. The underwriters are not obligated to repurchase the notes or to provide markets that would allow the notes to be traded. In addition, in response to prevailing interest rates and market conditions generally, as well as changes in our performance and our ability to effect the exchange offer and negative changes in the ratings assigned to us or our debt securities, the notes could trade at prices lower than their initial offering prices.

Moreover, if markets for the notes do develop in the future, we cannot assure you that these markets will continue indefinitely or that the notes can be sold at prices equal to or greater than their initial offering prices. Historically, the market for debt securities similar to the notes has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The markets for the notes, if any, may be subject to similar disruptions. Any such disruptions may materially adversely affect you as a holder of the notes. In addition, in response to prevailing interest rates and market conditions generally, as well as changes in our performance and our ability to effect the exchange offer and negative changes in the ratings assigned to us or our debt securities, the notes could trade at prices lower than their initial offering prices.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $990,925,000, after deducting the underwriters’ discounts and without giving effect to offering expenses payable by us. We intend to use the net proceeds of this offering, together with cash on hand and borrowings under our proposed New Term Facility, to finance a portion of the consideration for the proposed CGS Transaction, to repay borrowings under the 2019 Revolving Facility and to pay transaction fees related to the proposed CGS Transaction.

If the CGS Transaction is not consummated on or prior to December 24, 2022 or, if prior to such date, the Asset Purchase Agreement is terminated, then, in either case, we must redeem all of the notes at a redemption price equal to 101% of the principal amount of such series of notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. See “Description of Notes—Special Mandatory Redemption.”

The following table presents an overview of the anticipated sources and uses for the proposed CGS Transaction:

Sources		Uses
(in millions)		(in millions)
New Revolving Facility	$250	Purchase price of CGS Business	$1,925
New Term Facility	$1,000	Refinance 2019 Revolving Facility	$575
Notes offered hereby	$1,000	Estimated fees & expenses	$25
Cash from balance sheet	$275	Total Uses	$2,525
Total Sources	$2,525

Certain of the underwriters or their affiliates may be lenders and/or agents under the 2019 Revolving Facility. At least 5% of the net proceeds of this offering may be directed to one or more of the underwriters (or their affiliates) in their capacities as holders, originators, lenders and/or agents. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are investment grade rated. See “Underwriters; Conflicts of Interest.”

CAPITALIZATION OF FACTSET RESEARCH SYSTEMS INC.

The following table sets forth FactSet’s cash and cash equivalents and capitalization as of November 30, 2021:

(i)	on an actual basis; and

(ii)
on an as adjusted basis to give effect to the consummation of this notes offering and the application of the estimated proceeds from this notes offering, together with estimated proceeds of the proposed New Credit Facilities and cash on hand, in the manner described in “Use of Proceeds.”

You should read this table in conjunction with “Summary Consolidated Financial Data of FactSet Research Systems Inc.” included elsewhere in this prospectus supplement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the notes thereto in the Fiscal 2021 10-K and our unaudited consolidated financial statements and the notes thereto in our Q1 2022 10-Q, each incorporated by reference in this prospectus supplement.

	As of November 30, 2021
	Actual	As Adjusted
	(In millions)
Cash and cash equivalents	$673.9	$398.9
Debt:
Notes offered hereby	$—	$1,000.0
2019 Revolving Facility(1)	574.6	—
New Term Facility	—	1,000.0
New Revolving Facility	—	250.0
Total debt	$574.6	$2,250.0
Total stockholders’ equity	1,098.9	1,098.9
Total capitalization	$1,673.5	$3,348.9

(1)	At November 30, 2021, we had approximately $2.8 million of outstanding letters of credit.

DESCRIPTION OF NOTES

The following description is a summary of the terms and provisions of the notes (as defined below) and the Indenture (as defined below) governing the notes. It summarizes only those portions of the Indenture that we believe will be most important to your decision to invest in the notes. You should keep in mind, however, that it is the Indenture, and not this summary, which will define your rights as a holder of the notes. There may be other provisions in the Indenture which are also important to you. You should read the Indenture and the notes for a full description of the terms of the notes. See “Where You Can Find More Information” for information on how to obtain copies of the Indenture. Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this section, the words “Company,” “we,” “us” and “our” refer only to FactSet Research Systems Inc. and not any of its subsidiaries.

General

We will issue up to $500,000,000 aggregate principal amount of 2.900% senior notes due 2027 (the “2027 notes”) and up to $500,000,000 aggregate principal amount of 3.450% senior notes due 2032 (the “2032 notes,” and together with the 2027 notes, the “notes”) in this offering.  The 2027 notes and the 2032 notes will be separate series of debt securities under the Indenture.  We will issue the notes under an indenture, to be dated March 1, 2022, among us and U.S. Bank Trust Company National Association, as Trustee (the “Base Indenture”), as supplemented by a first supplemental indenture, to be dated March 1, 2022, the issue date of the notes (the “Supplemental Indenture,” and the Base Indenture as so supplemented, the “Indenture”).  The Indenture will not limit the maximum aggregate principal amount of notes we may issue thereunder.

We may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional notes of any series under the Indenture (“additional notes”), that will be equal in rank to such series of notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the additional notes, or except for the first payment of interest following the issue date of the additional notes) so that the additional notes may be consolidated and form a single series with such series of notes and have the same terms as to status, redemption and otherwise as the applicable series of notes offered under this prospectus supplement, provided that if the additional notes are not fungible with the applicable series of notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. Each series of notes (including any additional notes of such series) will vote on and consent to all matters arising under the Indenture or the notes as a single class, except as provided below under “—Amendment, Supplement and Waiver.”

Each series of notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “Book-Entry, Delivery and Form.”

The terms of the notes include those expressly set forth in the Indenture and those made part of the  Indenture by reference to the Trust Indenture Act.

Terms of the Notes

Principal and interest on the notes will be payable in lawful money of the United States. On maturity or redemption of the notes, we will repay the indebtedness represented by such notes by paying the Trustee in lawful money of the United States an amount equal to the principal amount of the outstanding notes, plus any accrued and unpaid interest thereon to, but excluding, the date of maturity or redemption, as the case may be. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. The notes will be subject to redemption only in the circumstances and upon the terms described under “—Optional Redemption.”

The 2027 notes will mature on March 1, 2027. The 2027 notes will bear interest at the rate per annum of 2.900%, which will be payable semi-annually on March 1 and September 1 of each year, commencing on September 1, 2022, to the persons in whose names the notes are registered at the close of business on the preceding February 15 or August 15, as the case may be, whether or not a Business Day.

The 2032 notes will mature on March 1, 2032. The 2032 notes will bear interest at the rate per annum of 3.450%, which will be payable semi-annually on March 1 and September 1 of each year, commencing on September 1, 2022, to the persons in whose names the notes are registered at the close of business on the preceding February 15 or August 15, as the case may be, whether or not a Business Day.

Each series of notes will bear interest from the Issue Date. If an interest payment date for the notes falls on a day that is not a Business Day, the interest payment shall be postponed to the next succeeding Business Day as if made on the date such payment was due, and no interest on such payment shall accrue for the period from and after such interest payment date to such next succeeding Business Day.

Ranking

The notes will be:

●	unsecured unsubordinated obligations;

●	equal in right of payment with all of our existing and future unsubordinated obligations, including any obligations outstanding under the New Credit Facilities;

●	senior in right of payment to all of our existing and future subordinated indebtedness;

●	effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such secured indebtedness; and

●	structurally subordinated to all existing or future indebtedness of any of the Company’s subsidiaries.

As of November 30, 2021, on an as adjusted basis to give effect to the notes offered hereby and the incurrence of borrowings under the proposed New Credit Facilities and our use of proceeds to repay the 2019 Revolving Facility:

●	we would have had $2.25 billion of total indebtedness (including $1,000.0 million of the notes offered hereby), none of which would have consisted of secured indebtedness;

●	we would have had up to $250.0 million of available revolving commitments under the New Revolving Facility; and

●	none of the Company’s material indebtedness would have been subordinated to the notes offered hereby.

As of November 30, 2021, our subsidiaries collectively:

●	had no outstanding indebtedness (excluding intercompany indebtedness); and

●	held assets representing approximately 41% of our net property, equipment and leasehold improvements.

Our subsidiaries represented approximately 35% of our consolidated revenue for the fiscal year ended August 31, 2021 and 35% of our consolidated revenue for the three months ended November 30, 2021.

The Indenture will not limit us or our subsidiaries from incurring additional indebtedness (other than  secured indebtedness) under the Indenture, the New Credit Agreement or any other financing agreement that we may enter into in the future.

Listing of the Notes

We do not intend to apply for the listing of either series of the notes on any securities exchange or for the quotation of either series of the notes in any dealer quotation system. The notes of each series are new securities for which there are currently no public markets. We cannot assure you that any active or liquid markets will develop or be maintained for the notes. See “Underwriters; Conflicts of Interest—New Issues of Notes.”

Optional Redemption

The notes of each series will be redeemable, as a whole or in part, at the Company’s option, at any time or from time to time. Prior to the applicable Par Call Date, the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) for notes of a series will be equal to the greater of:

●
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the applicable Treasury Rate, as defined below, plus 15 basis points in the case of the 2027 notes and 25 basis points in the case of the 2032 notes less (b) interest accrued to the date of redemption, and

●	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, if any, to the redemption date.

On and after the applicable Par Call Date, the redemption price for notes of a series will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date.

“Par Call Date” means, with respect to the 2027 notes, February 1, 2027 (one month prior to the maturity date of the 2027 notes), and with respect to the 2032 notes, December 1, 2031 (three months prior to the maturity of the 2032 notes).

“Treasury Rate” means, with respect to any redemption date for any notes of a series, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate applicable to such redemption shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the applicable Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices, expressed as a percentage of principal amount, at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Company will notify the Trustee of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible or liable for any calculation of the redemption price or of any component thereof, or for determining whether manifest error has occurred.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

On and after the redemption date of notes of a series, interest will cease to accrue on such notes or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price and accrued interest. On or before the redemption date, the Company will deposit with a paying agent, or the Trustee, money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. In the case of a partial redemption of a series of notes, selection of the notes of such series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note of a series is to be redeemed in part only, the notice of redemption that relates to the note of such series will state the portion of the principal amount of the note of such series to be redeemed. A new note of such series in a principal amount equal to the unredeemed portion of the note of such series will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (as defined below) (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Special Mandatory Redemption

In the event that (a) the proposed CGS Transaction is not consummated on or prior to December 24, 2022 (the “End Date”), or (b) at any time prior to the End Date, the Asset Purchase Agreement is terminated (any such event, a “Special Mandatory Redemption Event”), we will redeem all of the notes of each series (the “Special Mandatory Redemption”) at a price equal to 101% of the aggregate principal amount of the notes of the applicable series plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

Notice of the occurrence of a Special Mandatory Redemption Event and that a Special Mandatory Redemption is to occur (the “Special Mandatory Redemption Notice”), shall be delivered to the Trustee and mailed by first class mail to each holder of notes’ registered address or electronically delivered according to the procedures of DTC as to global notes, within ten business days after the Special Mandatory Redemption Event. At our written request, the Trustee shall give the Special Mandatory Redemption Notice in our name and at our expense. On such date specified in the Special Mandatory Redemption Notice as shall be no more than ten business days (or such other minimum period as may be required by DTC) after mailing or sending the Special Mandatory Redemption Notice, the Special Mandatory Redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”).

If funds sufficient to pay the Special Mandatory Redemption Price of all of the notes on the Special Mandatory Redemption Date are deposited with a paying agent or the Trustee on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the notes shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under such notes shall terminate.

Upon the closing of the CGS Transaction, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the notes. Consequently, the net proceeds may not be available in the event the Special Mandatory Redemption is triggered, and may be at greater risk of loss than if the net proceeds were placed into escrow.  See “Risk Factors—We are not obligated to place the net proceeds of this offering into escrow pending the completion of the CGS Transaction, or to provide holders of the notes any security interest in the proceeds, and consequently the net proceeds may not be available in the event the special mandatory redemption is triggered, and investors may be at greater risk of loss than if such funds were placed into escrow.”

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes, other than as described above under “Mandatory Special Redemption.” However, under certain circumstances, we may be required to offer to purchase notes as described under “— Change of Control Triggering Event.” We may at any time and from time to time purchase notes in the open market or otherwise.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each holder shall have the right to require that the Company repurchase such holder’s notes at a purchase price (the “Change of Control Purchase Price”) in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject  to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control Triggering Event unless we have previously or concurrently mailed or delivered a redemption notice with respect to all outstanding notes of a series as described under “— Optional Redemption,” we will mail a notice by first-class mail (or otherwise delivered in accordance with the applicable procedures of DTC) to each holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(a)
that a Change of Control Triggering Event has occurred and that such holder has the right to require us to purchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date);

(b)	the circumstances and relevant facts regarding such Change of Control Triggering Event;

(c)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered); and

(d)	the instructions, as determined by us, consistent with the covenant described hereunder, that a holder must follow in order to have its notes purchased.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if: (a) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (b) a notice of redemption that is or has become unconditional has been given pursuant to the Indenture as described above under the caption “—Optional Redemption.”

A Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control Triggering Event purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the Company and the underwriters. We have no present intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our and our subsidiaries’ ability to incur additional indebtedness are contained  in the covenants described under “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale/Leaseback Transactions.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction. In addition, holders of the notes may not be entitled to require the Company to repurchase their notes in certain circumstances involving a significant change in the composition of the Company’s board of directors, including in connection with a proxy contest.

Our ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of  factors. In addition, certain events that may constitute a change of control under our New Credit Agreement and/or agreements governing our other indebtedness, including future agreements, and cause such agreements to terminate may not constitute a Change of Control under the Indenture. Future indebtedness of us and our subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such indebtedness to be repaid or repurchased upon a Change of Control Triggering Event. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such indebtedness, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether  a Change of Control or Change of Control Triggering Event has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

The Indenture contains covenants including, among others, the following:

Consolidation, Merger and Sale of Assets

The Company will not consolidate with or merge with or into any other Person or convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any Person, and will not permit any Person to consolidate with or merge with or into the Company, unless:

●
the Company will be the surviving company in any merger or consolidation or if the Company consolidates with or merges into another Person or conveys or transfers or leases its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any Person, such successor Person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia; provided that in the case where such successor Person is not a corporation, a co-obligor of the notes is a corporation;

●	the successor Person, if other than the Company, expressly assumes all of the Company’s obligations in respect of the Indenture and the notes pursuant to a supplemental indenture;

●	immediately after giving effect to the consolidation, merger, conveyance, transfer or lease, there exists no Default or Event of Default; and

●
other conditions, including the delivery of an Officers’ Certificate and an Opinion of Counsel, described in the Indenture are met, including that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture and that the notes and Indenture constitute valid and binding obligations of us or successor person,  as applicable, subject to customary exceptions.

This covenant would not apply to the direct or indirect conveyance, transfer, lease or disposition of all or any portion of the stock, assets or liabilities of any subsidiary of the Company to the Company or to any of the Company’s other subsidiaries.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more of the Company’s subsidiaries, which properties and assets, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The predecessor person will be released from its obligations under the Indenture and the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor person will not be released from the obligation to pay the principal of and interest on the notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether a sale of substantially all of the Company’s assets in breach of this covenant has occurred and whether a holder of notes would have any applicable rights under the Indenture.

Limitation on Liens

(a)
Except as provided in clause (b) below, neither the Company nor any subsidiary of the Company may create, incur, assume or otherwise have outstanding any Lien, upon any Principal Property belonging to the Company or to any subsidiary of the Company, or upon the shares of capital stock or debt of any subsidiary of the Company that owns Principal Property, whether such Principal Property, shares or debt are owned by the Company or the applicable subsidiary on the Issue Date or acquired in the future, to secure any Indebtedness of the Company or any such subsidiary.

(b)
The Company or any subsidiary may create, incur, assume or otherwise have outstanding any Lien if the notes will be secured by a Lien equally and ratably with or in priority to the new secured Indebtedness, so long as such new secured Indebtedness shall be so secured. In this event, the Company may also provide that any of its other Indebtedness, including Indebtedness guaranteed by the Company or by any of its subsidiaries, will be secured equally with or in priority to the new secured Indebtedness. In addition,  the restrictions in clause (a) on creating, incurring, assuming or having outstanding any Lien will not apply to:

(1)	Liens on cash and cash equivalents deposited as cash collateral on letters of credit as contemplated by the New Credit Agreement;

(2)	Permitted Encumbrances;

(3)
any Lien on any asset of the Company or any subsidiary of the Company existing on the Issue Date; provided that (i) such Lien shall not attach to any other asset of the Company or any subsidiary of the Company (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon), and (ii) such Lien shall secure only those obligations that it secures on the Issue Date and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (other than any increase attributable to accrued and unpaid interest and any fees, expenses and costs, including any prepayment, tender, exchange or repurchase in connection with such extension, renewal or refinancing);

(4)
any Lien existing on any asset prior to the acquisition thereof by the Company or any subsidiary of the Company or existing on any asset of any Person that becomes a subsidiary of the Company (or of any Person not previously a subsidiary of the Company that is merged or consolidated with or into the Company or a subsidiary of the Company in a transaction permitted hereunder) after the date of the Indenture prior to the time such Person becomes a subsidiary of the Company (or is so merged or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a subsidiary of the Company (or such merger or consolidation), (ii) such Lien shall not attach to any other asset of the Company or any subsidiary of the Company (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon and any ancillary rights) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a subsidiary of the Company (or is so merged or consolidated) and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (other than any increase attributable to accrued and unpaid interest and any fees, expenses and costs, including any prepayment, tender, exchange or repurchase in connection with such extension, renewal or refinancing);

(5)
Liens on assets acquired, constructed, repaired or improved by the Company or any subsidiary of the Company securing Indebtedness, including Capital Leases, incurred to finance such acquisition, construction, repair or improvement, and any obligations relating thereto not constituting Indebtedness, and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (other than any increase attributable to accrued and unpaid interest and any fees, expenses and costs, including any prepayment, tender, exchange or repurchase in connection with such extension, renewal or refinancing); provided that such Liens shall not attach to any asset of the Company or any subsidiary of the Company other than the assets financed by such Indebtedness (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon and any ancillary rights (including related contract rights and payment intangibles and other assets related thereto));

(6)
in the case of (A) any subsidiary that is not a wholly-owned subsidiary of the Company or (B) the Capital Stock in any Person that is not a subsidiary of the Company, any encumbrance or restriction, including any put and call arrangements, related to Capital Stock in such subsidiary or such other Person set forth in the organizational documents of such subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(7)
Liens on any cash deposits (including as part of any escrow arrangement) made by the Company and/or any of its subsidiaries in connection with any acquisition or other investment, or any disposition, permitted under the Indenture;

(8)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(9)	(a) Liens in favor of the Company and (b) Liens on the property of any subsidiary of the Company in favor of any other subsidiary of the Company;

(10)	Liens on cash and cash equivalents used to defease, redeem, satisfy or discharge Indebtedness;

(11)
Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted under the Indenture, which proceeds have been deposited into a dedicated account to secure such Indebtedness pending the application of such proceeds to finance such transaction, and on cash or cash equivalents set aside at the time of the incurrence of such Indebtedness to the extent such cash or cash equivalents prefund the payment of interest or fees on such Indebtedness and are held in such dedicated account pending application for such purpose; and

(12)
other Liens securing Indebtedness; provided that at the time of incurrence of such Indebtedness and after giving pro forma effect thereto and to all related transactions, the aggregate outstanding principal amount of Indebtedness or other obligations secured by Liens permitted by this clause (12) does not exceed 10.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period.

In the event that a Lien meets the criteria of more than one of clauses of (1) through (12) above, the Company, in its sole discretion, will be permitted to classify such Lien (or portion thereof) at the time of its Incurrence in any manner that complies with this covenant. In addition, any Lien (or portion thereof) originally classified as Incurred pursuant to any of clauses (1) through (12) above may later be reclassified by  the Company, in its sole discretion, such that it (or any portion thereof) will be deemed to be Incurred pursuant to  any other of such clauses to the extent that such reclassified Lien (or portion thereof) could be Incurred pursuant to such clause at the time of such reclassification.

Limitation on Sale/Leaseback Transactions

(a)
Neither the Company nor any subsidiary of the Company may engage in a transaction with any Person (other than the Company or a subsidiary of the Company) providing for the leasing by the Company or any subsidiary of the Company of any Principal Property of the Company or a subsidiary of the Company or any property which  together with any other property subject to the same transaction or series of related transactions would in the aggregate constitute a Principal Property of the Company or a subsidiary of the Company, except for transactions (i) involving a lease which will not exceed three years, including renewals (or which may be terminated by the Company or the applicable subsidiary within a period of not more than three years), (ii) involving a lease of Principal Property executed by the time of, or within 12 months after, the latest of the acquisition, completion of construction, or commencement of operations of such Principal Property, (iii) that were for the sale and leasing back to the Company or a subsidiary of the Company any Principal Property and (iv) that were entered into prior to, or within 12 months of, the Issue Date (a “Sale/Leaseback Transaction”), unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value of such property and unless:

(1)
the Indenture would have allowed the Company or any subsidiary of the Company to create a Lien on such Principal Property to secure debt in an amount at least equal to the Attributable Debt in respect of such Sale/Leaseback Transaction without securing the notes pursuant to the terms of the covenant described under “—Certain Covenants—Limitation on Liens”; or

(2)	within 360 days, the Company or any subsidiary of the Company applies an amount equal to the net proceeds of such sale or transfer to:

a.
the voluntary retirement of any indebtedness of the Company or its subsidiaries maturing by its terms more than one year from the date of issuance, assumption or guarantee thereof, or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of issuance, assumption or guarantee, which is senior to or ranks equally with the notes in right of payment and owing to a Person other than the Company or any affiliate of the Company; or

b.
the purchase of additional property that will constitute or form a part of Principal Property or other assets used or useful in a similar business, and which has a fair market value at least equal to the net proceeds of such sale or transfer.

(b)	For purposes of this covenant:

(1)
in determining compliance with any U.S. dollar-denominated restriction on the entering into of any Sale/Leaseback Transaction, the U.S. dollar-equivalent principal amount of Attributable Debt denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Attributable Debt in respect of such Sale/Leaseback Transaction  was Incurred; and

(2)
the maximum amount of Attributable Debt that the Company or any subsidiary may Incur in respect of any Sale/Leaseback Transaction shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Reports

If the Company is subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall file with the Trustee, within fifteen (15) days after it files the same with the SEC, copies of the annual and quarterly reports and the information, documents and other reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR (or any successor electronic delivery procedure); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants in the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates) and the Trustee shall have no liability or responsibility for the filing, timeliness or content of any report.

Events of Default

Under the terms of the Indenture, each of the following will constitute an Event of Default with respect to the notes of any series:

(1) default in the payment in respect of the principal of any note of such series when due and payable (whether at stated maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any note of such series when it becomes due and payable and continuance of such default for a period of 30 days;

(3) default in the performance, or breach, of any covenant or agreement in the Indenture by the Company (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) or (2) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes of such series;

(4) a default or defaults under any bonds, debentures, notes or other evidences of Indebtedness (other than the notes) by the Company or any Significant Subsidiary of the Company having, individually or in the aggregate, a principal or similar amount outstanding of at least $50.0 million, whether such Indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Indebtedness prior to its express maturity or shall constitute a failure to pay at least $50.0 million of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto;

(5) the entry against the Company or any material Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(6) certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of subsidiaries that, taken together would constitute a Significant Subsidiary).

An Event of Default under one series of notes does not necessarily constitute an Event of Default under any other series of notes. If an Event of Default with respect to the notes of a series (other than an Event of Default specified in clause (6) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding notes of such series may declare the principal of all of the outstanding notes and any accrued interest on the notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by holders of the notes); provided, however, that after such acceleration, but before a judgment or decree based on acceleration has been obtained or entered, the holders of a majority in aggregate principal amount of the then outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration and its consequences if all Events of Default, other than the nonpayment of accelerated principal of or interest on the notes of such series, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the notes of a series solely because an Event of Default described in clause (4) above has occurred and is continuing, the declaration of acceleration of the notes of such series shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the notes of such series.

If an Event of Default specified in clause (6) above occurs with respect to the Company, the principal of and any accrued interest on the notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The Trustee may withhold from holders of the notes of a series notice of any default (except default in payment of principal, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the holders.

No holder of any note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding notes of such series shall have made written request to the Trustee, and provided indemnity satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a holder of a note directly (as opposed to through the Trustee) for enforcement of payment of the principal of, premium, if any) or interest on such note on or after the respective due dates expressed in such note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any holders of notes, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to the Indenture and any of the notes for any of the following purposes:

(1) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and the notes, subject to compliance with the covenant described under “—Certain Covenants—Consolidation, Merger and Sale of Assets”;

(2) to add to the covenants of the Company for the benefit of the holders, or to surrender any right or power herein conferred upon the Company

(3) to add additional Events of Default;

(4) to provide for uncertificated notes of a series in addition to or in place of the definitive notes of a series;

(5) to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee;

(6) to add a subsidiary guarantor or to release a subsidiary guarantor as provided in the applicable supplemental indenture;

(7) to secure the notes;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency;

(9) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the holders of the notes of the applicable series in any material respect, as determined in good faith by the board of directors of the Company;

(10) to conform the text of the Indenture, any supplemental indenture or the notes to any provision of this “Description of Notes”; or

(11) to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

With the consent of the holders of not less than a majority in aggregate principal amount of all debt securities (including the notes) issued pursuant to the Indenture (including consents obtained in connection with a tender offer or exchange offer) and then outstanding, voting as a single class, the Company and the Trustee may enter into a supplemental indenture or supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, the debt securities or any guarantees or of modifying in any manner the rights of the holders of the debt securities under the Indenture as determined by the Company in good faith (which determination shall be binding), including the definitions therein; provided, that (i) if any such supplemental indenture would by its terms disproportionately and adversely affect a series of debt securities under the Indenture, as determined by the Company in good faith (which determination shall be binding), such supplemental indenture shall also require the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such series and (ii) if any such supplemental indenture would only affect the debt securities of certain series, then only the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such affected series (and not the consent of at least a majority in principal amount of all debt securities issued under the Indenture and then outstanding) shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the holder of each outstanding note affected thereby:

●
change the stated maturity of any note or any installment of interest on any note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any note or any premium or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

●	modify or change any provision of the Indenture affecting the ranking of any notes or any guarantee in a manner adverse to the holders of such notes; or

●
modify any of the provisions of this paragraph or the second succeeding paragraph, except to increase any such percentage required for such actions or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

In addition, unless permitted by another provision of the Indenture, without the consent of the holders of 66 2/3% in aggregate principal amount of the notes of a series (including consents obtained in connection with a tender offer or exchange offer), no such supplemental indenture shall release any guarantor from its guarantee of the notes of such series.

The holders of not less than a majority in aggregate principal amount of all debt securities (including the notes) issued pursuant to the Indenture and then outstanding, voting as a single class, may on behalf of the holders of all the debt securities issued pursuant to the Indenture waive any prospective, existing or past default under the Indenture and its consequences; provided, that (i) if any such waiver would by its terms disproportionately and adversely affect a series of debt securities under the Indenture, such waiver shall also require the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such series and (ii) if any such waiver would only affect the debt securities of certain series, then only the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such affected series (and not the consent of at least a majority in principal amount of all debt securities issued under the Indenture and then outstanding) shall be required; and provided, further, that no waiver shall be effective without the consent of the holder of each outstanding note affected thereby in the case of a default:

●
in any payment in respect of the principal of, premium, if any or interest on any notes (including any note which is required to have been purchased pursuant to an offer to purchase which has been made by the Company), or

●	in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

Any such waiver may be obtained in connection with a tender offer or exchange offer for the notes of a series.

Satisfaction and Discharge of the Indenture; Defeasance

The Company may terminate its obligations under the Indenture with respect to a series of the notes when:

(1) either: (A) all notes of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (B) all notes of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the stated maturity or date of redemption;

(2) the Company has paid or caused to be paid all other sums then due and payable under the Indenture with respect to such series of notes by the Company;

(3) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes of such series at stated maturity or on the redemption date, as the case may be; and

(4) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations discharged with respect to the outstanding notes of a series (“defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of such series, except for:

(1) the rights of holders of the notes of such series to receive payments in respect of the principal of, any premium and interest on the notes of such series when payments are due;

(2) the Company’s obligations with respect to the notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee;

(4) the Company’s rights, if any, to redeem the notes of such series; and

(5) the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, its obligation to make a Change of Control Offer in connection with any Change of Control Triggering Event, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a default or an Event of Default with respect to the notes of the relevant series. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events of the Company) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes of the relevant series.

In order to exercise either defeasance or covenant defeasance with respect to the notes of a series:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the notes of such series: (A) money in an amount, or (B) non-callable U.S. government obligations, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers, to pay and discharge the entire indebtedness in respect of the principal of, premium, if any, and interest on the notes of such series on the stated maturity thereof or the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and the notes of such series;

(2) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling or (B) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to the notes of such series and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the beneficial owners of the outstanding notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Event of Default with respect to the outstanding notes of such series shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a defeasance need not to be delivered if all notes of such series not therefore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Payment and Paying Agents

The notes will be payable at the corporate trust office of the paying agent, which initially will be an office or agency of the Trustee, or an office or agency maintained by us for such purpose. Notes may be presented for exchange or registration of transfer at the office of the security registrar, which initially will be an office or agency of the Trustee.

Governing Law

The notes and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture provides that we, the Trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the notes or any transaction contemplated thereby.

Information Concerning the Trustee

The Trustee under the Indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The Trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or indemnity satisfactory to it. The Trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have  occurred and may affect the significance or accuracy of such information.

U.S. Bank Trust Company National Association will be the Trustee under the Indenture. The Trustee’s current address is 111 SW Fifth Avenue, Portland, Oregon 97204.  We have and may continue to have certain business relationships with the Trustee, or any subsequent trustee, in the ordinary course of business.

Certain Definitions

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Business Day” means each day which is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person. The amount of obligations with respect to any Capital Lease shall be the amount thereof recorded as a liability on the balance sheet of such Person prepared in conformity with GAAP.

“Capital Stock” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing; provided that “Capital Stock” shall not include any Indebtedness convertible into or exchangeable for any of the foregoing.

“Change of Control” means the occurrence of any of the following:

(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under+ the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(3)
the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4)	the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or

(5)	the adoption of a plan relating to the liquidation or dissolution of the Company

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of another person and (ii) the direct or indirect holders of the Voting Stock of such other person immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction.

“Change of Control Offer” has the meaning given to it under “—Change of Control Triggering Event.”

“Change of Control Triggering Event” means, with respect to any series of notes, (i) the consummation of a Change of Control, (ii) the notes of such series are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing on the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which period will be extended following consummation of a Change of Control for so long as at least two of the three Rating Agencies have publicly announced that they are considering a possible ratings downgrade) or the rating of the notes of such series is withdrawn within the Trigger Period by each of the Rating Agencies and (iii) the rating of the notes of such series is lowered by at least two of the three Rating Agencies during the Trigger Period; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control. For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Total Assets” means, as of any date, the total assets of the Company and its subsidiaries as of such date, determined on a consolidated basis in conformity with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors at the Issue Date; or

(2)
was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, Inc. and its subsidiaries, or any successors to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the  American Institute of Certified Public Accountants (or any successor thereto), the statements and  pronouncements of the Financial Accounting Standards Board (or any successor thereto) or the statements and pronouncements of the Securities Exchange Commission, in each case applicable to companies subject to reporting under Section 13 or 15(d) of the Exchange Act. Unless otherwise specified, all computations, contained in the Indenture will be computed in conformity with GAAP.  At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards as issued by the International Accounting Standards Board or any successor thereto applicable to companies subject to reporting under Section 13 or 15(d) of the Exchange Act (“IFRS”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any calculation or determination in the Indenture that  requires the application of GAAP for periods that include fiscal quarters ended prior to Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.

“IFRS” has the meaning given to it under the definition of “GAAP.”

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any indebtedness of a Person existing at the time such Person becomes a subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a subsidiary. The term “Incurrence,” when used as a noun, shall have a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination obligations of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Company or any subsidiary of the Company, including inventions, designs, patents, copyrights, trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other similar data or information, software platforms and databases and all embodiments or fixations thereof and related documentation, all additions, improvements and accessions to any of the foregoing and all registrations for any of the foregoing.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent), in the case of Moody’s, BBB- (or the equivalent), in the case of S&P or Fitch, or an equivalent rating, in the case of any other applicable Rating Agency.

“Issue Date” means March 1, 2022, the first date of issuance of notes under the Indenture.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“New Credit Agreement” means the credit agreement we expect to enter into in connection with the proposed CGS Transaction, which will govern the New Credit Facilities.

“New Credit Facilities” means the New Revolving Facility and the New Term Facility.

“New Revolving Facility” means the senior unsecured five-year revolving credit facility in an aggregate principal amount of $500,000,000 that we expect to enter into pursuant to the New Credit Agreement.

“New Term Facility” means the senior unsecured three-year term loan facility in an aggregate principal amount of $1,000,000,000 that we expect to enter into pursuant to the New Credit Agreement.

“Officer” means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Principal Accounting Officer, the Treasurer, the Assistant Treasurer, the Chief Strategy Officer, the Secretary or any Assistant Secretary of the Company. Officer of any subsidiary has a correlative meaning.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Principal Accounting Officer, the Chief Strategy Officer, the Secretary or any Assistant Secretaries.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (who may be an employee of or counsel to the Company), subject to customary assumptions and qualifications.

“Permitted Encumbrances” means:

(a)
Liens imposed by law for taxes that are immaterial, are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings and for which the Company or such subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP;

(b)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) or 4068 of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings;

(c)
Liens incurred (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws, environmental laws or similar legislation, (ii) to secure liabilities to insurance carriers under insurance or self-insurance arrangements in respect of obligations of the type set forth in clause (i) above or (iii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any or its subsidiaries supporting obligations of the type set forth in clause (i) above;

(d)
Liens incurred (i) to secure the performance of bids, tenders, leases, statutory obligations, surety, stay, customs and appeal bonds and performance bonds, government contracts, trade contracts (other than for Indebtedness) and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any of its subsidiaries supporting obligations of the type set forth in clause (i) above;

(e)
Liens incurred (i) to secure any liability for reimbursement, premium or indemnification obligations of insurance brokers or carriers providing property, casualty, liability or other insurance to the Company and its subsidiaries or (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any of its subsidiaries supporting obligations of the type set forth in clause (i) above;

(f)
Liens consisting of (i) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under any lease, license or similar arrangement permitted hereunder, (ii) any landlord lien permitted by the terms of any lease, or assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease, (iii) any restriction or encumbrance to which the interest or title of such lessor, sub-lessor, licensor or sub-licensor may be subject, (iv) any subordination of the interest of the lessee, sub-lessee, licensee or sub licensee under such lease, license or similar arrangement to any restriction or encumbrance referred to in the preceding clause (iii) or (v) ground leases or subleases in respect of real property on which facilities owned or leased by the Company and/or any of its subsidiaries are located;

(g)	leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and which do not secure any Indebtedness;

(h)
Liens consisting of easements, rights-of-way, covenants, licenses, agreements, declarations, restrictions, defects, encroachments, and other similar rights, and any minor defects or irregularities in title, and leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, access agreements and any other similar agreements, whether or not of record, affecting any real property, which do not, in the aggregate, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its subsidiaries, taken as a whole;

(i)
Liens in connection with any zoning, building or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation, taking or similar event proceedings;

(j)
the rights, if any, of any governmental authority or public utility company to construct and/or maintain lines, pipes, wires, cables, poles, conduits and distribution boxes and equipment in, over, under, and/or upon any portion of any real property;

(k)
Liens securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default and (ii) any pledge and/or deposit securing any settlement of litigation;

(l)
banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with securities intermediaries; provided that such deposit accounts or funds and securities accounts and other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restriction on access by the Company or any of its subsidiaries in excess of those required by applicable banking regulations;

(m)
Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law or pursuant to terms and conditions generally imposed by such banking institution on its customers encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(n)
Liens arising from precautionary UCC financing statements or similar  filings relating to (i) operating leases or consignment or bailee arrangements entered into in the ordinary course of business or (ii) any sale of accounts receivable for which a UCC financing statement or similar filing under applicable law is required;

(o)
Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business or (ii) by operation of law under Article 2 of the UCC (or similar law under any jurisdiction);

(p)	Liens consisting of the prior rights of consignees and their creditors under consignment arrangements entered into in the ordinary course of business;

(q)	Liens that are contractual rights of set-off or netting arrangements;

(r)
(i) Liens (other than Liens securing any Indebtedness) that are customary in the operation of the business of the Company and/or its subsidiaries or (ii) Liens securing obligations under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and/or its subsidiaries;

(s)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods;

(t)
Liens on specific items of inventory or other goods and the proceeds thereof securing obligations of the Company or any of its subsidiaries in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(u)
security given to a public utility or to any municipality or other governmental authority when required by such public utility, municipality or other government authority in connection with the operations of the Company and its subsidiaries in the ordinary course of business;

(v)	Liens in favor of any governmental authority to secure partial, progress, advance or other payments;

(w)	Liens arising out of receipt of customer deposits or advance payments from customers, or deposits required by suppliers, in each case in the ordinary course of business;

(x)	restrictions on transfers of securities imposed by applicable securities laws; and

(y)	Liens on securities that are the subject of repurchase agreements arising out of such repurchase transaction, so long as such Liens do not attach to assets other than such securities.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

“Principal Property” means any of the Company’s and its subsidiaries (i) Intellectual Property and (ii) interests in any kind of other property or asset (including, without limitation, contract rights to royalty and licensing agreements with respect to Intellectual Property, office space or other facility owned or leased as of the Issue Date or acquired or leased by the Company or any subsidiary of the Company after such date, capital stock in and other securities of any other Person), except, in each case, such Intellectual Property or interests as the Board of Directors by resolution determines in good faith not to be material to the business of the Company and its subsidiaries, taken as a whole. With respect to any Sale/Leaseback Transaction or series of related Sale/Leaseback Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Rating Agencies” means Fitch, Moody’s and S&P or if any of Fitch, Moody’s or S&P shall not make a rating publicly available on the notes, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (with prior notice to the Trustee) which shall be substituted for Fitch, Moody’s or S&P, as the case may be.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“Sale/Leaseback Transaction” has the meaning given to it under “Certain Covenants—Limitation on Sale/Leaseback Transactions.”

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“subsidiary” of any Person at any time means any corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, more than 50% of Voting Stock at such time.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters then most recently ended for which financial statements have been delivered (or are required to have been delivered) (or, prior to the first such delivery, the period of four consecutive fiscal quarters ended November 30, 2021).

“Trustee” means U.S. Bank Trust Company National Association until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date and, to the extent required by law, as amended.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

BOOK-ENTRY, DELIVERY AND FORM

The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully- registered note certificates will be issued for the notes, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.6 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Direct and Indirect Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults, and proposed amendments to the note documents. For example, Beneficial Owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and dividend payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Direct or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Direct or Indirect Participant and not of us, any of our agents or DTC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, definitive securities shall be transferred to all Beneficial Owners in exchange for their beneficial interests in a global security.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream holds securities for its participating organizations, which we refer to as the Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System, which we refer to as the Euroclear Operator, in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Euroclear holds securities and book-entry interests in securities for participating organizations, which we refer to as the Euroclear Participants, and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we collectively refer to as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to notes of a series held beneficially through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants, as the case may be, in accordance with their respective procedures, to the extent received by the U.S. depositary for Clearstream or Euroclear, as the case may be. Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations, which we refer to as the DTC Participants, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries. Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security related to a series of debt securities by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

None of the Issuer, any of the underwriters or the trustee will have any responsibility for the performance by Clearstream or Euroclear or their respective participants of their respective obligations under the rules and procedures governing their operations. In addition, the information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

DESCRIPTION OF OTHER INDEBTEDNESS

General

At November 30, 2021, we had approximately $175 million of availability under the 2019 Revolving Facility and $674 million of cash and cash equivalents.

2019 Revolving Facility

On March 29, 2019, we entered into a credit agreement (the “2019 Credit Agreement”) with PNC Bank, National Association, as the administrative agent, and the lenders party thereto, which provides for a $750.0 million revolving credit facility (the “2019 Revolving Facility”). The 2019 Revolving Facility matures on March 29, 2024. The 2019 Credit Agreement allows us, subject to certain requirements, to request an increase in the aggregate amount of the 2019 Revolving Facility by up to $500.0 million, provided that any such increase must be in a minimum amount of $25.0 million.  As of November 30, 2021, there was $575.0 million in principal amount of loans outstanding under the 2019 Revolving Facility.

Borrowings under the 2019 Revolving Facility bear interest on the outstanding principal amount at a rate equal to LIBOR plus a spread using a debt leverage pricing grid, which was 0.875% as of November 30, 2021. The variable rate of interest on the 2019 Revolving Facility exposes us to interest rate volatility due to changes in LIBOR. To mitigate this exposure, on March 5, 2020, we entered into an interest rate swap agreement with a notional amount of $287.5 million to hedge the variable interest rate obligation on a portion of our outstanding balance under the 2019 Revolving Facility. Under the terms of the interest rate swap agreement, we will pay interest at a fixed rate of 0.7995% and receive variable interest payments based on the same one-month LIBOR utilized to calculate the interest expense from the 2019 Revolving Facility. The interest rate swap agreement matures on March 29, 2024.

Including the effects of the interest rate swap agreement, the weighted average interest rate on loans outstanding under the 2019 Revolving Facility was 1.36% and 1.38% for the three months ended November 30, 2021 and fiscal year ended August 31, 2021, respectively. Interest on the outstanding loans under the 2019 Revolving Facility is payable quarterly in arrears, and on the maturity date.

The 2019 Credit Agreement contains usual and customary covenants and requirements restricting certain of our activities. In addition, the 2019 Credit Agreement requires that we maintain a consolidated net leverage ratio, as measured by total net funded debt/EBITDA (as defined in the 2019 Credit Agreement), below a specified level as of the end of each fiscal quarter. We intend to replace the 2019 Revolving Facility with the New Revolving Facility (as defined below) prior to or substantially concurrent with the consummation of the proposed CGS Transaction.

Proposed New Credit Facilities

In connection with the consummation of the proposed CGS Transaction, we expect to enter into a credit agreement (the “New Credit Agreement”) providing for (i) a senior unsecured three-year term loan facility in an aggregate principal amount of $1,000,000,000 (the “New Term Facility”) and (ii) a senior unsecured five-year revolving credit facility in an aggregate committed amount of $500,000,000 (the “New Revolving Facility” and, together with the New Term Facility, the “New Credit Facilities”).  The New Revolving Facility will refinance in full and replace the 2019 Revolving Facility.

We expect that the Issuer will be the borrower under the New Credit Facilities and that we will have the ability to designate our wholly-owned subsidiaries as subsidiary borrowers under the New Revolving Facility, subject to customary requirements, including a guarantee by the Issuer of any extensions of credit to such subsidiary borrowers under the New Revolving Facility.  We expect that up to $100,000,000 of the New Revolving Facility will be available in the form of letters of credit, and up to $50,000,000 of the New Revolving Facility will be available in the form of swingline loans.  We expect the New Revolving Facility to contain provisions permitting expansion of the aggregate principal amount thereof by $750,000,000, subject to customary requirements.

We expect to use the proceeds under the New Term Facility to repay a portion of the outstanding indebtedness under the 2019 Revolving Facility and to finance a portion of the consideration for the proposed CGS Transaction and the fees, costs and expenses incurred in connection with the proposed CGS Transaction and the related transactions.  We expect to use the proceeds under the New Revolving Facility to repay a portion of the outstanding indebtedness under the 2019 Revolving Facility and for working capital and other general corporate purposes.  We expect that our ability to borrow under the New Revolving Facility as of the closing date will be subject to the requirement that we retain at least $150,000,000 of undrawn availability thereunder (disregarding any usage of the New Revolving Facility in the form of letters of credit).

We expect that loans under the New Term Facility will be available in U.S. dollars and loans under the New Revolving Facility will be available in U.S. dollars, Pounds Sterling and Euros.  We expect that (i) loans denominated in U.S. dollars, at our option, will bear interest at either one-month Term SOFR (with a 10 basis points credit spread adjustment and subject to a “zero” floor), Daily Simple SOFR (with a 10 basis points credit spread adjustment and subject to a “zero” floor) or an alternate base rate, (ii) loans denominated in Pounds Sterling will bear interest at Daily Simple SONIA (subject to a “zero” floor) and (iii) loans denominated in Euros will bear interest at EURIBOR (subject to a “zero” floor), in each case, plus an applicable interest rate margin.  We expect loans will bear interest at a rate fluctuating between Term SOFR, Daily Simple SOFR, Daily Simple SONIA or EURIBOR, as applicable, plus 0.875% per annum and Term SOFR, Daily Simple SOFR, Daily Simple SONIA or EURIBOR, as applicable, plus 1.625% per annum (or between the alternate base rate plus 0% per annum and the alternate base rate plus 0.625% per annum), based upon the Company’s senior unsecured non-credit enhanced long-term debt rating or the total leverage ratio (to be defined in the New Credit Agreement) (whichever yields a lower applicable interest rate margin) at such time.  In addition, we expect the Company will be required to pay a commitment fee under the New Revolving Facility that will fluctuate between 0.10% per annum and 0.25% per annum on the unused portion of the New Revolving Facility.

We expect loans under the New Term Facility to require scheduled amortization payments in an aggregate annual amount equal to 5.0% of the original principal amount thereof, but that otherwise the New Credit Facilities will not be subject to any mandatory prepayments.  We also expect that loans under the New Credit Facilities may be optionally prepaid at any time without premium or penalty.

We expect the New Credit Agreement will contain usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including a maximum total leverage ratio and limitations on indebtedness of non-guarantor subsidiaries, liens, sale and leaseback transactions, and mergers and other fundamental changes.  We also expect the New Credit Agreement will contain usual and customary events of default, including: non-payment of principal, interest, fees and other amounts; material inaccuracy of a representation or warranty; breach of covenants; cross-event of default to other material debt; bankruptcy and insolvency events; material monetary judgments; certain events under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”); invalidity of any material loan documentation; and change of control.

In the event that, at any time after the closing of the New Credit Facilities, we shall not have a corporate rating or a senior unsecured non-credit enhanced long-term debt rating from at least two of Moody’s, S&P and Fitch where such rating is Baa3, BBB- or BBB-, respectively, or higher, we expect that our wholly owned domestic subsidiaries will be required to guarantee the New Credit Facilities, subject to customary exceptions, including for immaterial subsidiaries.  In addition, in such event, we expect that, in addition to the customary covenants set forth above, the New Credit Agreement will contain covenants as to minimum interest coverage ratio (to be defined in the New Credit Agreement) and limitations on additional indebtedness at the Issuer, investments, dispositions, restricted payments, change in nature of business and burdensome agreements.

The terms of the New Credit Facilities, and the amount and nature of the financing for the proposed CGS Transaction and the related transactions generally, are based on current expectations, and will be determined after the date of this prospectus supplement and may be affected by various factors, such as the aggregate amount of net proceeds obtained from this offering.  We cannot assure you that we will be able to obtain the proposed New Credit Facilities on the terms described in this prospectus supplement or at all.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary only applies with regard to notes that will be held as “capital assets” under the Internal Revenue Code of 1986, as amended (the “Code”) and purchased for cash upon initial issuance at the “issue price” (i.e., the first price at which a substantial amount of notes is sold for cash to investors, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

This summary is based upon current U.S. federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., banks and other financial institutions, insurance companies, expatriates, broker-dealers, tax-exempt entities, persons that will hold the notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, partnerships (including entities or arrangements treated as partnerships) for U.S. federal income tax purposes, or investors therein, persons subject to alternative minimum tax, accrual method taxpayers who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account for financial accounting purposes, U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar or U.S. Holders that hold notes through non-U.S. brokers or other non-U.S. intermediaries), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any U.S. federal taxes other than income taxes (such as estate or gift taxes or the Medicare tax on certain investment income) or any non-U.S., state or local tax considerations. We are not seeking a ruling from the IRS regarding the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes. Accordingly, there can be no assurance that the IRS will not successfully challenge one or more of the conclusions stated herein. Each prospective investor should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of the purchase, ownership or disposition of the notes.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation that is created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) any estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust, (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) if a valid election is in place to treat the trust as a U.S. person. For purposes of this summary, a “Non U.S. Holder” is a beneficial owner of a note that is neither an entity or arrangement taxed as a partnership for U.S. federal income tax purposes nor a U.S. Holder.

If an entity or arrangement taxed as a partnership for U.S. federal income tax purposes is a beneficial owner of notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership considering an investment in the notes, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

Certain Contingent Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest and principal on the notes or retire the notes before their stated maturity dates (see, e.g., “Description of Notes—Optional Redemption”, “Description of Notes—Special Mandatory Redemption” and “Description of Notes—Change of Control Triggering Event”). These potential payments may implicate the provisions of U.S. Treasury regulations relating to contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the notes to be different from the consequences described below. Under the applicable Treasury regulations, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (determined as of the date the notes are issued) are ignored. We believe the possibility of making contingent payments on the notes is, in the aggregate, remote and/or incidental. Therefore, we do not believe that the notes are contingent payment debt instruments for U.S. federal income tax purposes, and, consequently, we do not intend to treat the notes as contingent payment debt instruments. This position is binding on all holders unless the holder discloses its differing position in a statement attached to its U.S. federal income tax return for the taxable year during which the note was acquired. Our treatment is not binding on the IRS, however, which may take a contrary position and treat the notes as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Interest. Interest on a note will generally be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes).

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes. Upon a sale, exchange, retirement, redemption or other taxable disposition of a note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (other than any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income (as described above under “—Interest”) to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in such note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the cost of the note to such U.S. Holder. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the note is more than one year at the time of disposition. For non-corporate U.S. Holders, long-term capital gain is generally subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

Interest. Subject to the discussions below concerning the Foreign Account Tax Compliance Act (“FATCA”) and backup withholding, all payments of interest on the notes made to a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax; provided that: (i) such Non-U.S. Holder does not own, actually or constructively, stock possessing 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us, (iii) such Non-U.S. Holder is not a bank receiving certain types of interest, (iv) the beneficial owner of the notes certifies, under penalties of perjury, to the applicable withholding agent on IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) that it is not a U.S. person and provides its name, address and certain other required information or certain other certification requirements are satisfied and (v) such payments are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (as discussed below under “—Income Effectively Connected with a U.S. Trade or Business”).

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States (as discussed below under “—Income Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes. Subject to the discussions below concerning FATCA and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a note, unless the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, in which case such gain will be taxed as described below under “—Income Effectively Connected with a U.S. Trade or Business”, or such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case such Non-U.S. Holder will be subject to a flat 30% tax (or, if applicable, a lower treaty rate) on the gain derived from such disposition, which gain may be offset by certain U.S. source capital losses.

To the extent that any portion of the amount received on a sale, exchange or other disposition of your notes is attributable to accrued but unpaid interest on such notes, this amount will generally will be taxed in the same manner as described above under “—Interest.”

Income Effectively Connected with a U.S. Trade or Business. If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on a note or gain recognized on the sale, exchange or other taxable disposition (including a retirement or redemption) of a note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, if such a Non-U.S. Holder is a corporation, such Non-U.S. Holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits, subject to certain adjustments.

FATCA Withholding

A 30% U.S. federal withholding tax may apply to interest paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified withholding and other requirements or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification, certified under penalties of perjury, that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Intergovernmental agreements between the U.S. and certain other countries may modify the foregoing rules. Each prospective investor should consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of the purchase, ownership or disposition of the notes.

Information Reporting and Backup Withholding

U.S. Holders. Payments of interest on, or the proceeds of the sale or other taxable disposition (including a retirement or redemption) of, a note are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding at a specified rate, currently 24%, if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the Non-U.S. Holder is not a United States person in order to avoid backup withholding (currently 24%), with respect to our payment of interest on, or the proceeds of the sale or other disposition (including a retirement or redemption) of, a note. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

Prohibited transactions may arise if notes are acquired or held by or on behalf of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) with respect to which the Issuer, an underwriter or any of their respective affiliates is a “party in interest” or a “disqualified person” unless the notes are acquired or held pursuant to an available exemption, of which there are many. In this regard the U.S. Department of Labor has issued prohibited transaction class exemptions that may apply to the purchase and holding of the notes. These exemptions include transactions effected on behalf of an ERISA Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), and transactions involving bank collective investment funds (prohibited transaction exemption 91-38). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and, provided further, that the ERISA Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Governmental plans, certain church plans and non-U.S. plans may not be subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or the Code but may be subject to Similar Laws. Fiduciaries of any such plans should consult with counsel before acquiring or continuing to hold the notes.

Each Plan should consider the fact that none of the Issuer, the underwriters nor any of their respective affiliates will act as a fiduciary to any Plan with respect to the decision to acquire notes and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision.

To address the above concerns, each purchaser of the notes will be deemed to have represented and agreed either: (A) the purchaser is not a Plan and it is not purchasing the notes on behalf of, or with the “plan assets” of, any Plan; or (B)(i) the purchaser’s purchase, holding and subsequent disposition of the notes either (a) are not a prohibited transaction under ERISA or the Code and are otherwise permissible under all applicable Similar Laws or (b) are entitled to exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more available statutory, class or individual prohibited transaction exemptions and are otherwise permissible under all applicable Similar Laws and (ii) none of the Issuer, the underwriters nor any of their respective affiliates is a fiduciary of, nor is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity to, such purchaser in connection with the purchase and holding of the notes.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

UNDERWRITERS; CONFLICTS OF INTEREST

BofA Securities, Inc. and PNC Capital Markets LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters of the respective series of notes has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of the 2027 notes	Principal Amount of the 2032 notes
BofA Securities, Inc.	$225,000,000	$225,000,000
PNC Capital Markets LLC	225,000,000	225,000,000
HSBC Securities (USA) Inc.	50,000,000	50,000,000
Total	$500,000,000	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters reserve the right to reject any offer to purchase the notes in whole or in part for any reason and to allot to any prospective investor less than the full amount of notes sought by such investor.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions.  The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters propose initially to offer the notes to the public at the offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such prices less a concession not in excess of 0.350% and 0.400% of the principal amount of the 2027 notes and the 2032 notes, respectively. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the 2027 notes and the 2032 notes to certain other dealers. After the initial offering, the offering prices for the notes or any other term of the offering may be changed. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts to be paid to the underwriters by us in connection with this offering.

Per note
2027 notes	0.600%
2032 notes	0.650%

The expenses of the offering, not including the underwriting discount, are estimated to be $867,500 and will be payable by us.

New Issues of Notes

The notes of each series are a new issue of securities with no established trading market. We do not intend to apply for listing of either series of notes on any national securities exchange or for inclusion of either series of notes on any automated dealer quotation system. We have been advised by certain of the underwriters that they presently intend to make a market in each series of notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for either series of notes or that an active public market for either series of notes will develop. If an active trading market for either series of notes does not develop, the market price and liquidity of such notes may be adversely affected. If the notes of either series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, during the period from the date of this prospectus supplement to the date of the issuance of the notes, without first obtaining the prior written consent of BofA Securities, Inc., PNC Capital Markets LLC and HSBC Securities (USA) Inc., directly or indirectly, issue, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Alternative Settlement Cycle

It is expected that delivery of the notes will be made against payment therefor on or about March 1, 2022, which is the ninth business day following the date hereof (such settlement cycle being referred to as “T+9”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is the second business day before delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+9, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to the date that is the second business day before delivery of the notes should consult their own advisors.

Other Relationships

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Affiliates of certain of the underwriters may be lenders and/or agents under the 2019 Revolving Facility and/or the New Credit Facilities. In connection with the financing of the CGS Transaction, we entered into a commitment letter, dated as of December 24, 2021, as amended and restated as of January 21, 2022 (the “Commitment Letter”), with PNC Capital Markets LLC, PNC Bank, National Association, BofA Securities, Inc., Bank of America, N.A., HSBC Bank USA, National Association and HSBC Securities (USA) Inc. (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties committed to provide us financing in the aggregate amount of up to $2,500,000,000 to assist with the acquisition of the CGS Business.  The commitments under the Commitment Letter of certain of the underwriters or their affiliates that are party thereto will be reduced on a dollar-for-dollar basis by the net proceeds of notes offered hereby.  In addition, certain of the underwriters or their affiliates may hold a portion of the indebtedness being repaid in connection with this offering and as a result may receive a portion of the net proceeds from this offering. See “Description of Other Indebtedness.”

The underwriters have advised us that certain of the underwriters or their affiliates who have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Certain of the underwriters or their affiliates may be lenders and/or agents under the 2019 Revolving Facility. At least 5% of the net proceeds of this offering may be directed to one or more of the underwriters (or their affiliates) in their capacities as holders, originators, lenders and/or agents. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are investment grade rated.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU  (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.  This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in  Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act. Accordingly, the notes may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined under the Foreign Exchange Transaction Law of Korea and its Enforcement Decree), except as otherwise permitted under applicable Korean laws and regulations.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) and, accordingly, no notes may be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan. As used in this paragraph, “resident of Japan” means a natural person having his place of domicile or residence in Japan, or a juridical person having its main office in Japan as defined in Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade law of Japan (Law No. 228 of 1949).

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) (the “SFO”) and any rules made under the SFO or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No person may have in its possession for the purposes of issue, or will issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of (A) only to persons outside Hong Kong or (B) only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes shall not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the Securities and Futures Act, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the Securities and Futures Act except:

(1)
to an institutional investor or to a relevant person defined in Section 275 of the Securities and Futures Act, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the Securities and Futures Act; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the Securities and Futures Act) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes offered hereby to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered hereby should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Taiwan

The notes may be made available outside Taiwan for purchase by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

The notes are being made available to professional institutional investors in Taiwan through bank trust departments, licensed securities brokers and/or insurance company investment linked insurance policies pursuant to Taiwan Rules Governing Offshore Structured Products. No other offer or sale in Taiwan is permitted.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE NOTES

Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters in connection with the offering of the notes will be passed upon for the underwriters by Cahill Gordon & Reindel LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended August 31, 2021, and the effectiveness of our internal control over financial reporting as of August 31, 2021, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2021 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

FACTSET RESEARCH SYSTEMS INC.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
RIGHTS
UNITS
SECURITIES PURCHASE CONTRACTS

FactSet Research Systems Inc. may, from time to time, offer and sell debt securities, common stock, preferred stock, warrants, depositary shares, rights, units and securities purchase contracts.

We refer to the debt securities, common stock, preferred stock, warrants, depositary shares, rights, units and securities purchase contracts of FactSet Research Systems Inc. collectively as the “securities” in this prospectus.

In addition, selling securityholders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts and on such terms as set forth in such prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive proceeds from any sale of the securities by any selling securityholder.

The specific amounts, prices and terms of each series or class of the securities will be determined at the time of any offering set forth in the applicable prospectus supplement. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

The securities may be offered directly by us or any selling securityholder, as applicable, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) and the NASDAQ Stock Market (“NASDAQ”) under the symbol “FDS.” On December 31, 2021, the last reported sale price of our common stock on NYSE and NASDAQ was $486.01 per share. Our principal executive offices are located at 45 Glover Avenue, Norwalk, Connecticut 06850. Our telephone number is (203) 810-1000, and our website address is www.factset.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Investing in our securities involves risk. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 4, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using an “automatic shelf” registration process. Under this process, we or any selling securityholders may sell any combination of the securities described in this prospectus from time to time and in one or more offerings in amounts to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with regard to us and the securities any selling securityholders are offering pursuant to this prospectus. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about FactSet or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

You may refer to the registration statement and the exhibits for more information about us and our securities. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website.

Each time we sell securities, we will provide a prospectus supplement or free writing prospectus containing specific information about the terms of the applicable offering. Such prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or free writing prospectus, on the other hand, you should rely on the information in the prospectus supplement or free writing prospectus.

We may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement or free writing prospectus will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the securities being offered hereby. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website (http://www.sec.gov).

You also may request a copy of any document incorporated by reference in this prospectus at no cost by calling us at (203) 810-1000 or writing us at the following address:

FactSet Research Systems Inc.
45 Glover Avenue
Norwalk, Connecticut 06850
Attention: Investor Relations

Our Internet address is http://www.factset.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus and any information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K):

(1)	FactSet’s Annual Report on Form 10-K for the fiscal year ended August 31, 2021;

(2)	FactSet’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2021;

(3)	FactSet’s Current Reports on Form 8-K filed on October 1, 2021, October 4, 2021, December 21, 2021 and December 27, 2021;

(4)
those portions of FactSet’s Definitive Proxy Statement on Schedule 14A, filed on October 29, 2021, incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended August 31, 2021;

(5)
the description of our common stock contained in our Registration Statement on Form S-1, filed with the SEC on June 26, 1996, and any amendment or report filed with the SEC for the purpose of updating such description; and

(6)	all documents filed by FactSet under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the underlying securities.

Nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is so modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement may contain statements that are forward-looking statements. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “intends,” “projects,” “indicates,” “predicts,” “potential,” or “continue,” and similar expressions.

These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance and anticipated trends in our business. These statements are only predictions based on our current expectations, estimates, forecasts and projections about future events. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. There are many important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the following:

●	the potential loss, corruption or misappropriation of data and information relating to clients and others;

●	the potential of successful prohibited data access and other cyber-attacks and the failure of cyber-security systems and procedures;

●	the risks associated with a prolonged or recurring outage at our data centers and other business continuity disruptions at facilities, which could result in reduced service;

●	the transition to new technologies, applications and processes which could expose us to unanticipated disruptions;

●
the use of open source software could introduce security vulnerabilities, impose unanticipated restrictions on our ability to commercialize our products and services, and subject us to increased costs;

●	competition in our industry could cause price reductions or loss of market share;

●	the impact of the continued shift from active to passive investing could negatively impact our user count growth and revenue;

●	the impact of a decline in equity and/or fixed income returns on the buying power of investment management clients;

●	uncertainty in the global economy and consolidation in the financial services industry which could cause us to lose clients and users;

●	the impact of volatility in the financial markets may delay the spending patterns of clients and reduce future growth;

●
whether we are able to develop and market new products and enhancements that maintain our technological and competitive position and whether we are able to anticipate and respond to changes in the marketplace for our products and customer demands;

●	whether we are able to identify, integrate, or realize anticipated benefits of acquisitions and strains on resources as a result of growth;

●	our ability to maintain our reputation;

●	our ability to enter into, renew or comply with contracts supplying new and existing data sets or products on competitive terms;

●	the impact that accessibility to free or relatively inexpensive information sources may have on demand for our products;

●	our ability to hire and retain key qualified personnel;

●	the risk that operations outside the United States involve additional requirements and burdens that we may not be able to control or manage successfully;

●	the impact of the current COVID-19 pandemic and other global public health epidemics on our business, our future results of operations and our overall financial performance;

●	potential legislative and regulatory changes in the environments in which we and our clients operate;

●	risks associated with the adverse resolution of litigation or governmental investigations;

●	risks associated with claims by third parties that we infringe upon their intellectual property rights or associated with third parties infringing upon our intellectual property rights;

●	whether we incur additional costs due to tax assessments resulting from ongoing and future audits by tax authorities as well as changes in tax laws;

●	the impact of our exposure to fluctuations in currency exchange rates and the failure of hedging arrangements;

●	whether business performance is sufficient to meet financial guidance and publicly disclosed long-term targets.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity, and cash flows, you should read the sections of the documents incorporated herein by reference titled “Risk Factors,” as well as the important factors that may be set forth under the heading “Risk Factors” in the applicable supplement to this prospectus.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements speak only as of the date they are made, and actual results could differ materially from those anticipated in forward-looking statements. We do not intend, and are under no duty, to update any of these forward-looking statements after the date of this prospectus to reflect actual results, future events or circumstances, or revised expectations. We intend that all forward-looking statements we make will be subject to safe harbor protection of the federal securities laws as found in Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act.

OUR COMPANY

Overview

FactSet is a global financial data and analytics company with open and flexible technology and a purpose to drive the investment community to see more, think bigger, and do their best work. Our strategy is to become the leading open content and financial analytics platform in the industry that delivers differentiated advantage for our clients’ success.

We provide financial data and market intelligence on securities, companies and industries to enable our clients to research investment ideas, as well as offering them the capabilities to analyze, monitor and manage their portfolios. We combine dedicated client service with open and flexible technology offerings, such as a configurable desktop and mobile platform, comprehensive data feeds, cloud-based digital solutions, and application programming interfaces (“APIs”). Our revenue is primarily derived from subscriptions to our products and services such as workstations, portfolio analytics, and market data.

Our Business

We report our financial results of operations in the following three reportable segments: the Americas, EMEA and Asia Pacific. We believe this geographical strategic alignment helps us better manage our resources, target our solutions and interact with our clients. We further execute on our strategy by offering data, products, and analytical applications within our three workflow solutions: Research & Advisory; Analytics & Trading; and Content & Technology (“CTS”).  Our Research & Advisory workflow is designed to personalize and automate vital aspects of the research process, providing idea generation, company and market analysis, presentation building and distribution, and research management. Research offerings focus on providing tools that optimize workflows of portfolio managers, buy and sell side analysts, investments bankers, investment relationship professionals and other clients within our expanding user base.  Our research and advisory solutions also enable our wealth clients to provide support across their entire enterprise, including home office, advisory, and client engagement.  Our Analytics & Trading workflow provides solutions for institutional asset managers and asset owners across the investment portfolio lifecycle, connecting all essential front and middle office investment functions. Fundamental and quantitative research, portfolio construction, order management and trade execution tie into advanced portfolio attribution and performance measurement, risk management, and reporting.  Our CTS workflow focuses on delivering data directly to our clients by leveraging FactSet’s core content and technology. Through CTS, we provide structured data, including market, company and alternative data and customized client facing digital solutions, to clients through a variety of technologies, such as APIs and cloud infrastructures.

Corporate Information

FactSet is a publicly traded Delaware corporation. FactSet’s common stock is dual listed on the NYSE and NASDAQ under the symbol “FDS.” FactSet’s principal executive offices are located at 45 Glover Avenue, Norwalk, Connecticut 06850. Our telephone number is (203) 810-1000, and our website address is http://www.factset.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

RISK FACTORS

An investment in any securities offered by this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, before purchasing any of such securities. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to a specific offering of securities.

SELLING SECURITYHOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling securityholders to be named in a prospectus supplement. Because we are a WKSI, we may add secondary sales of securities by any selling securityholders by filing a prospectus supplement with the SEC. We may register these securities to permit securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling securityholders, other than underwriting fees, discounts or commissions, which will be borne by the selling securityholders. We will disclose in a prospectus supplement naming the selling securityholders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling securityholder.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement or free writing prospectus, we anticipate that the net proceeds from the sale of the securities offered from time to time hereby will be used for general corporate purposes, which may include, without limitation, payment of dividends, repayment of existing indebtedness, possible future stock repurchases, acquisitions, capital expenditures and for working capital. Pending application of cash proceeds, we may invest the proceeds in interest-bearing accounts and short-term, interest bearing securities or other investment-grade securities, or repay amounts outstanding on existing lines of credit or commercial paper securities. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling securityholder.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed a form of the Indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of them. The indenture will be qualified under the Trust Indenture Act of 1939. The specific terms of any series of debt securities will be described in the applicable prospectus supplement or free writing prospectus. If so described in a prospectus supplement or free writing prospectus, the terms of that series of debt securities may differ from the general description of terms presented below and the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part. When used in this “Description of Debt Securities” section, “FactSet” refers to FactSet Research Systems Inc. only.

Debt Securities

The debt securities will constitute senior debt of FactSet. The debt securities will be issued under an indenture between FactSet, as issuer, and a trustee (the “Indenture”). The debt securities may be guaranteed by one or more guarantors, if any. We will include in a prospectus supplement the specific terms of each series of debt securities being offered thereunder. In addition, a description of the material terms of any Indenture, which will govern the rights of the holders of such debt securities, will be set forth in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of the common stock of FactSet does not purport to be complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, dated July 15, 1987, as amended by the Certificate of Amendment of the Restated Certificate of Incorporation, dated September 13, 2001, and the Second Amendment to the Restated Certificate of Incorporation, dated December 16, 2011 (“Certificate of Incorporation”), Amended and Restated Bylaws, dated September 1, 2018, as amended by the Amendment to the Bylaws, dated September 27, 2021 (“Bylaws”) and the Delaware General Corporation Law (the “DGCL”). Copies of our Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” When used in this “Description of Common Stock” section, “FactSet” refers to FactSet Research Systems Inc. only.

Authorized Common Stock

FactSet’s authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of December 27, 2021, there were 37,797,159 shares of our common stock outstanding.

There are no preemptive rights to subscribe for any additional securities which FactSet may issue, and there are no redemption provisions or sinking fund provisions applicable to the common stock subject to calls or assessments by FactSet. All outstanding shares are, and all shares of common stock offered hereby will be, legally issued, fully paid and nonassessable.

Each share of common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders, subject to any voting rights of holders of our preferred stock.  Except as otherwise required by law, the Certificate of Incorporation or the Bylaws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast. The Certificate of Incorporation and the Bylaws require the approval of the holders of at least 80% of the voting power of all of the shares entitled to vote to authorize a merger, sale or similar transaction, or to vote to alter, amend, repeal or adopt any provision inconsistent with or limiting the effect of provisions of certain enumerated anti-takeover provisions in the Certificate of Incorporation and Bylaws.

Each share of common stock is entitled to receive dividends if, as and when declared by the board of directors of FactSet (the “Board”) out of funds legally available therefor.  In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holder of common stock.

Shares of our common stock are listed for trading on the NYSE and NASDAQ under the symbol “FDS”. The transfer agent and registrar for our common stock is Computershare Shareowner Services.

Charter and Bylaw Provisions; Takeover Statutes

A number of provisions in our Certificate of Incorporation, Bylaws and the DGCL may make it more difficult to acquire control of us or remove our management.

●
Structure of Board. The Board is divided into three classes of directors, each class to be as nearly equal in number as possible. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a full three year term. The Board, in accordance with the Bylaws, consists of a number of directors between three and 15 which shall be fixed by resolution adopted by two thirds of the entire Board. Any vacancies on the Board and any newly-created directorships resulting from an increase in the authorized number of directors will be filled only by a majority vote of the directors then in office. This provision could prevent a FactSet stockholder from obtaining majority representation on the Board by allowing the Board to enlarge the Board and fill the new directorships with the Board’s own nominees.

The Board intends to present a Board-sponsored proposal at FactSet’s 2022 Annual Meeting of Stockholders to amend the Certificate of Incorporation to transition to a declassified Board beginning with the 2023 Annual Meeting of Stockholders. This would result in the entire Board of Directors being elected for one-year terms beginning at FactSet’s 2025 Annual Meeting of Stockholders.

●
Removal of Directors. The Certificate of Incorporation and the Bylaws provide that directors may be removed only for cause by the affirmative vote of the holders of a majority of the outstanding shares of FactSet then entitled to vote generally in the election of directors, voting as a single voting group at a meeting of the stockholders called and held for that purpose.

●
Advance Notice of Proposals and Nominations. The Bylaws provide that FactSet stockholders must give timely written notice to bring business before an annual meeting of the FactSet stockholders or to nominate candidates for election as directors at an annual meeting of the FactSet stockholders. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of FactSet not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the public announcement  of the date of such meeting is first made by FactSet. The Bylaws also specify the form and content of a stockholder’s notice. These provisions may prevent FactSet stockholders from bringing matters before an annual meeting of the FactSet stockholders or from nominating candidates for election as directors at an annual meeting of the FactSet stockholders.

●
Action by Written Consent. The Certificate of Incorporation and the Bylaws provide that an action required or permitted to be taken at an annual or special meeting of stockholders may be taken with the written consent, setting forth the action so taken, signed by the holders of at least 80% of the outstanding shares entitled to vote thereon.

●
Limits on Special Meetings. The Bylaws provide that a special meeting of the FactSet stockholders may be called only by (i) the Chairman of the Board; (ii) the Chief Executive Officer; (iii) the President of FactSet; or (iv) the majority of the Board. Only business that has been brought before the meeting pursuant to FactSet’s notice of meeting will be conducted at a special meeting of stockholders.

●
Supermajority Voting. The Certificate of Incorporation and the Bylaws require the approval of the holders of at least 80% of the voting power of all of the shares entitled to vote to alter, amend, repeal or adopt any provision inconsistent with or limiting the effect of provisions of certain enumerated anti-takeover provisions in the Certificate of Incorporation and Bylaws. The Board may amend, supplement or repeal the Bylaws at any time, except as limited by law.

●
Preferred Stock. The Certificate of Incorporation grants the Board broad power to establish the rights and preferences of authorized and unissued preferred stock. Currently, the Board has the authority to issue 10,000,000 such shares of preferred stock in one or more series and to fix the preferences, limitations and relative rights of the shares of each such series. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including the voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of FactSet without further action by the stockholders.

●
Takeover Statutes. Certain transactions with FactSet may be subject to Section 203 of the DGCL. Section 203 prohibits certain "business combinations" between an "interested stockholder" and a corporation for three years after a stockholder becomes interested, unless one of the statute's exceptions applies. Section 203(c)(5) defines an interested stockholder as a person, broadly defined to include a group, who owns at least 15% of a company's outstanding voting stock. The statute defines business combinations expansively to include any merger or consolidation of, with, or caused by the interested stockholder. Section 203(a) provides three exceptions to the business combination prohibition. First, there is no constraint if the interested stockholder obtains prior board approval for the business combination or the transaction resulting in ownership of 15% of the target's voting stock. Second, the statute does not apply if, in completing the transaction that crosses the 15% threshold, the stockholder becomes the owner of 85% of the corporation's voting stock outstanding as of the time the transaction commenced. Any shares owned by directors who are officers, and shares owned by certain stock option plans are excluded from the calculation. This exception applies most particularly to a tender offeror who has less than 15% of the target's stock and receives tenders that satisfy the 85% requirement. Finally, the statute does not apply if the interested stockholder's business combination is approved by the board of directors and affirmed by at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

DESCRIPTION OF PREFERRED STOCK

The following summary of the terms of the preferred stock of FactSet does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, Bylaws and the DGCL. Copies of our Certificate of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement or free writing prospectus may relate. Particular terms of the preferred stock offered by any prospectus supplement or free writing prospectus and the extent, if any, to which these general terms and provisions will apply to any series of preferred stock so offered will be described in the prospectus supplement or free writing prospectus relating to the applicable preferred stock. The applicable prospectus supplement or free writing prospectus may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. When used in this “Description of Preferred Stock” section, “FactSet” refers to FactSet Research Systems Inc. only.

General

The Certificate of Incorporation authorizes the Board to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and to fix the preferences, limitations and relative rights of the shares of each such series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each such series, without any further vote or action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holder of common stock. As of December 27, 2021, there were no shares of our preferred stock issued and outstanding.

The terms of each series of preferred stock will be described in any prospectus supplement or free writing prospectus related to such series of preferred stock and will contain a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock or preferred stock and may issue warrants independently or together with debt securities, common stock or preferred stock or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant warrant agreement with respect to warrants of a particular series. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement or free writing prospectus. When used in this “Description of Warrants” section, “FactSet” refers to FactSet Research Systems Inc. only.

Debt Warrants

The applicable prospectus supplement or free writing prospectus will describe the terms of the debt warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

●	the title of the debt warrants;

●	the aggregate number of the debt warrants outstanding, if any;

●	the number of debt warrants being offered;

●	the price or prices at which the debt warrants will be issued;

●
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

●	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

●	the date, if any, on and after which the debt warrants and the related securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the debt securities may be purchased upon exercise;

●	the provisions, if any, for changes to or adjustments in the exercise price;

●	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

●	the terms, if any, on which we may accelerate the date by which the debt warrants must be exercised;

●	the minimum or maximum amount of debt warrants that may be exercised at any one time;

●	the currency for which the debt warrants may be purchased;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain material U.S. federal income tax considerations applicable to an investment in the debt warrants; and

●	any other terms of the debt warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon such exercise, and will not be entitled to payments of principal, premium or interest on, the securities purchasable upon the exercise of debt warrants.

Equity Warrants

The applicable prospectus supplement or free writing prospectus will describe the terms of the warrants to purchase common stock or preferred stock (“equity warrants”), in respect of which this prospectus is being delivered, including, where applicable, the following:

●	the title of the equity warrants;

●	the aggregate number of the equity warrants outstanding, if any;

●	the number of equity warrants being offered;

●	the price or prices at which the equity warrants will be issued;

●	the type and number of securities purchasable upon exercise of the equity warrants;

●	the date, if any, on and after which the equity warrants and the related securities will be separately transferable;

●	the price at which each security purchasable upon exercise of the equity warrants may be purchased;

●	the provisions, if any, for changes to or adjustments in the exercise price;

●	the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire;

●	whether the equity warrants or related securities will be listed on any securities exchange;

●	the currency for which the equity warrants may be purchased;

●	the terms, if any, on which we may accelerate the date by which the equity warrants must be exercised;

●	the minimum or maximum amount of equity warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	any anti-dilution protection;

●	a discussion of certain material U.S. federal income tax considerations applicable to an investment in the equity warrants; and

●	any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus. Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the common stock or preferred stock purchasable upon such exercise may be entitled.

Except as provided in the applicable prospectus supplement or free writing prospectus, the exercise price and the number of shares of common stock or shares of preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement or free writing prospectus, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement or free writing prospectus, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or shares of preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of debt securities, shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement or free writing prospectus relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement or free writing prospectus. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement or free writing prospectus relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares representing proportional fractional interests in shares of our common stock or preferred stock. We will issue depositary shares under a separate depositary agreement between us, a depositary and the holders thereof, as specified in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. The following sets forth certain general terms and provisions of the depositary shares that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant deposit agreement with respect to depositary shares of a particular series of common stock or preferred stock. Further terms of the depositary shares and the applicable deposit agreement will be set forth in the applicable prospectus supplement or free writing prospectus. When used in this “Description of Depositary Shares” section, “FactSet” refers to FactSet Research Systems Inc. only.

General

We may issue depositary shares representing proportional fractional interests in shares of our common stock or preferred stock, which will be evidenced by depositary receipts. We will deposit the underlying shares of common stock or preferred stock with a depositary pursuant to a deposit agreement among us, the depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of the common share or preferred share represented by such depositary share, to all the rights and preferences of the common shares or preferred shares represented thereby (including dividend, voting, redemption and liquidation rights) as specified in the applicable prospectus supplement or free writing prospectus.

Dividends and Other Distributions

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the depositary will distribute any cash dividends or other cash distributions received in respect of the deposited shares of common stock or preferred stock to the record holders of depositary shares relating to the underlying shares of common stock or preferred stock in proportion to the number of depositary shares held by the holders. If we make a distribution on the deposited shares of common stock or preferred stock other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Redemption of Depositary Shares

Subject to Delaware law, if we redeem shares of our preferred stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the preferred stock held by the depositary.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the number of shares of preferred stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or in such other manner as we may determine to be fair and equitable. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the preferred stock and a corresponding number of depositary shares.

Voting Deposited Common Shares or Preference Shares

Because each depositary share will represent a fractional interest in a share of common stock or preferred stock, holders of depositary receipts will be entitled to a fraction of a vote per deposited common share or preferred share under the circumstances in which holders of such deposited common shares or preferred shares are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of any deposited common shares or preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such common shares or preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the common shares or preferred shares, may instruct the depositary to vote the amount of the common shares or preferred shares represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the common shares or preferred shares represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing shares of common stock or preferred stock, it will not vote the amount of the common stock or preferred stock represented by such depositary shares.

Preemptive and Conversion Rights

Unless otherwise specified in an applicable prospectus supplement or free writing prospectus, the holders of the depositary shares do not have any preemptive or conversion rights.

Depositary, Transfer Agent and Registrar

We will identify the depositary for the depositary shares in the applicable prospectus supplement or free writing prospectus. Computershare Investor Services will be the transfer agent and registrar for the depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of depositary shares representing at least a majority of the depositary shares then outstanding.

The Deposit Agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●
there has been made a final distribution in respect of the common shares or preference shares in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares.

Fees, Charges and Expenses

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares we may offer. We will also pay all charges of the depositary in connection with the initial deposit of the common shares or the preference shares and the initial issuance of the depositary shares, all withdrawals and any redemption or repurchase, as applicable, of deposited common shares or preference shares. All other transfer and other taxes and governmental charges are at the expense of holders of depositary shares.

Resignation and Removal of Depositary

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.

Miscellaneous

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the depositary will not be liable for any delays or failures in performance of its obligations under the Deposit Agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute or defend any legal proceeding relating to any depositary shares or deposited common shares or preference shares unless satisfactory indemnity is furnished.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase debt securities, common stock, or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, as specified in the applicable prospectus supplement or free writing prospectus. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following sets forth certain general terms and provisions of the rights that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant rights agreement with respect to rights of a particular series. Further terms of the rights and the applicable rights agreement will be set forth in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. When used in this “Description of Rights” section, “FactSet” refers to FactSet Research Systems Inc. only.

We will provide in a prospectus supplement or free writing prospectus the following terms of the rights being issued:

●	the date of determining the persons entitled to participate in the rights distribution;

●	the aggregate number of the underlying securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire;

●	a discussion of any material U.S. federal income tax considerations applicable to an investment in the rights; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of debt securities, shares of common stock or shares of preferred stock at the exercise price provided in the applicable prospectus supplement or free writing prospectus. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement or free writing prospectus. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement or free writing prospectus. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement or free writing prospectus, we will, as soon as practicable, forward the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The following sets forth certain general terms and provisions of the units that may be offered under this registration statement. Further terms of the units will be set forth in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. When used in this “Description of Units” section, “FactSet” refers to FactSet Research Systems Inc. only.

When we issue units, we will provide in a prospectus supplement or free writing prospectus the following terms of the units being issued:

●	the title of any series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	information with respect to any book-entry procedures;

●	a discussion of any material U.S. federal income tax considerations applicable to an investment in the units;

●	whether we will apply to have the units traded on a securities exchange or securities quotation system; and

●	any other terms of the units and their constituent securities.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

The following description of securities purchase contracts outlines the general terms of the securities purchase contracts that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts as described in this prospectus. When used in this “Description of Securities Purchase Contracts” section, “FactSet” refers to FactSet Research Systems Inc. only.

Stock Purchase Contracts

FactSet may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to it, and obligating it to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include antidilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and either:

(i)	senior or subordinated debt securities of FactSet; or

(ii)
debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase or sell the shares under the stock purchase contracts.

The stock purchase contracts may require FactSet to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances FactSet may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Debt Purchase Contracts

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and either:

(i)	senior or subordinated debt securities of FactSet; or

(ii)
debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase the securities under the debt purchase contracts.

The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

●	the purchase contracts;

●	the collateral, depositary and custodial arrangements, if applicable, relating to such purchase contracts; and

●	if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling securityholder may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:

●	to or through one or more underwriters or dealers;

●	in short or long transactions;

●	directly by us or any selling securityholders to investors;

●	through agents; or

●	through a combination of these methods.

In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions, and any selling securityholder may sell under Rule 144 of the Securities Act, rather than pursuant to this prospectus.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

●	in privately negotiated transactions;

●	in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	in one or more transactions, including “forward” transactions at a floating price or prices that may be changed from time to time;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to those prevailing market prices; or

●	at negotiated prices.

As applicable, we and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement or free writing prospectus the terms and offering of securities by us or any selling securityholder, including:

●	the names of any underwriters, dealers, agents or other counterparties;

●	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	details regarding over-allotment options under which underwriters may purchase additional securities from us or any selling securityholders, if any;

●	the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;

●	the public offering price; and

●	the securities exchanges on which such securities may be listed, if any.

We or any selling securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholder or borrowed from us or any securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholder in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us or any selling securityholder will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment) or free writing prospectus. We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

We or any selling securityholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement or free writing prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers

If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement or free writing prospectus, naming the underwriter, the nature of any such relationship.

We or any selling securityholder may sell the securities through agents from time to time. When we or any selling securityholder sell securities through agents, the prospectus supplement or free writing prospectus will name any agent involved in the offer or sale of securities and any commissions we or any selling securityholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We or any selling securityholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us or any selling securityholder at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we or any selling securityholder pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling securityholders and the underwriters, dealers and agents.

We or any selling securityholder may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, any selling securityholders or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus for any securities offered by us or any selling securityholders will identify any such underwriter, dealer or agent and  describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We or any selling securityholder may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or any selling securityholder may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Trading Market and Listing of Securities

Any common stock sold pursuant to a prospectus supplement will be listed on NYSE or NASDAQ. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Unless otherwise indicated in the prospectus supplement, the validity of the securities offered hereby will be passed upon for us  by Cravath, Swaine & Moore LLP. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of FactSet and the effectiveness of FactSet’s internal control over financial reporting as of August 31, 2021 appearing in FactSet’s Annual Report (Form 10-K) for the year ended August 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and FactSet management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2021, and audited consolidated financial statements and FactSet management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal controls over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$1,000,000,000

FACTSET RESEARCH SYSTEMS INC.

$500,000,000 2.900% SENIOR NOTES DUE 2027
$500,000,000 3.450% SENIOR NOTES DUE 2032

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities
PNC Capital Markets LLC

Co-Manager

HSBC